UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	[ ]
Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to § 240.14a-12

Brown & Brown, Inc.
(Name of Registrant as Specified In Its Charter)

_____________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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March 19, 2010

Dear Shareholder:

You are invited to attend the Annual Meeting of Shareholders (the "Meeting") of Brown & Brown, Inc. (the "Company"), which will be held in the Atlantic Room of The Shores Resort & Spa, 2637 South Atlantic Avenue, Daytona Beach, Florida 32118, on Wednesday, April 28, 2010 at 9:00 a.m. (ET).

This year, we are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the Internet.  We believe that this e-proxy process expedites shareholders' receipt of proxy materials, while lowering the costs and reducing the environmental impact of our annual meeting.  On March 19, 2010, we mailed to our beneficial shareholders a Notice containing instructions on how to access our Proxy Statement and Annual Report and how to vote online.  All other shareholders will continue to receive a paper copy of the Proxy Statement, Proxy Card and Annual Report by mail.  The Proxy Statement contains instructions on how you can (i) receive a paper copy of the Proxy Statement, Proxy Card and Annual Report if you only received a Notice by mail or (ii) elect to receive your Proxy Statement and Annual Report over the Internet if you received them by mail this year.

The notice of meeting and Proxy Statement on the following pages cover the formal business of the Meeting.  Whether or not you expect to attend the Meeting, please sign and return your proxy card promptly in the enclosed envelope to assure that your stock will be represented at the Meeting. If you decide to attend the Meeting and vote in person, you will, of course, have that opportunity.

            Your continuing interest in the business of the Company is gratefully acknowledged.  We hope many shareholders will attend the Meeting.

Sincerely,

J. Powell Brown
Chief Executive Officer

BROWN & BROWN, INC.

220 South Ridgewood Avenue Daytona Beach, Florida 32114	3101 West Martin Luther King Jr. Boulevard Suite 400 Tampa, Florida 33607

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
April 28, 2010

The Annual Meeting of Shareholders (the "Meeting") of Brown & Brown, Inc. (the "Company") will be held in the Atlantic Room of The Shores Resort & Spa, 2637 South Atlantic Avenue, Daytona Beach, Florida 32118, on Wednesday, April 28, 2010 at 9:00 a.m. (ET), for the following purposes:

1.	To elect ten (10) nominees to the Company's Board of Directors;

2.	To approve the 2010 Stock Incentive Plan;

3.	To ratify the appointment of Deloitte & Touche LLP as Brown & Brown, Inc.'s independent registered public accountants for the fiscal year ending December 31, 2010; and

4.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on February 19, 2010 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and any postponements or adjournments of the Meeting.

For your convenience, we are also offering an audio webcast of the Meeting.  To access the webcast, please visit the "Investor Relations" section of our website (www.bbinsurance.com) shortly before the Meeting time and follow the instructions provided.  A replay of the webcast will be available on our website beginning the afternoon of April 28, 2010 and continuing for 30 days thereafter.

Your vote is important.  Please vote, date, sign and promptly return the enclosed proxy in the envelope provided for that purpose, whether or not you intend to be present at the Meeting.

By Order of the Board of Directors

Laurel L. Grammig
Secretary
Tampa, Florida
March 19, 2010

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
to be Held on April 28, 2010

The Proxy Statement and Annual Report to Shareholders are available at:
www.proxy.bbinsurance.com

BROWN & BROWN, INC.

PROXY STATEMENT

ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

On March 19, 2010, we mailed to our beneficial shareholders of record as of the close of business on February 19, 2010 a Notice containing instructions on how to access this Proxy Statement and our Annual Report online and how to vote online, and thereafter, we began mailing these proxy materials to all other shareholders.  These proxy materials are made available to shareholders in connection with the solicitation of proxies by the Board of Directors of Brown & Brown, Inc. to be voted at the Annual Meeting of Shareholders to be held in the Atlantic Room of The Shores Resort & Spa, 2637 South Atlantic Avenue, Daytona Beach, Florida 32118 at 9:00 a.m. (ET) on Wednesday, April 28, 2010, and at any postponement or adjournment thereof (the "Meeting").  The close of business on February 19, 2010 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting.  At the close of business on the record date, we had outstanding 142,129,787 shares of $.10 par value common stock, entitled to one vote per share.

As permitted by SEC rules, Brown & Brown, Inc. is making this Proxy Statement and its Annual Report available to its shareholders electronically via the Internet.  On March 19, 2010, we mailed to our beneficial shareholders a Notice containing instructions on how to access this Proxy Statement and our Annual Report online and how to vote online.  If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail (unless you request them, as described below and explained in the Notice).  Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report.  The Notice also instructs you on how you may vote online.  If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained in the Notice.

Shares represented by duly executed proxies in the accompanying form that we receive prior to the Meeting will be voted at the Meeting.  If you specify in the proxy a choice with respect to any matter to be acted upon, the shares represented by such proxy will be voted as specified.  If your proxy card is signed and returned without specifying a vote or an abstention, the shares represented by such proxy will be voted according to the recommendation of the Board of Directors.  The Board of Directors recommends a vote FOR the election of ten (10) nominees as directors; a vote FOR approval of the 2010 Stock Incentive Plan; and a vote FOR the ratification of the appointment of Deloitte & Touche LLP as Brown & Brown, Inc.'s independent registered public accountants for the fiscal year ending December 31, 2010.  The Board of Directors knows of no other matters that may be brought before the Meeting.  However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.

If your shares are held in a stock brokerage account, or by a bank or other nominee, you have the right to provide instructions on voting as requested by your broker, bank or nominee.  Under the rules of the New York Stock Exchange (the "NYSE"), your broker, bank or nominee is permitted to vote your shares on the third proposal concerning the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2010 even if your broker, bank or nominee has not been given specific voting instructions as to this matter.  Your broker, bank or nominee is not permitted to vote your shares on the first and second proposals.

After you have returned a proxy, you may revoke it at any time before it is voted by taking one of the following actions: (i) giving written notice of the revocation to our Secretary; (ii) executing and delivering a proxy with a later date; or (iii) voting in person at the Meeting.  Votes cast by proxy or in person at the Meeting will be tabulated by our transfer agent, American Stock Transfer & Trust Company, LLC, and by one or more inspectors of election appointed at the Meeting, who will also determine whether a quorum is present for the transaction of business.  A quorum is present when a majority in interest of all the common stock and outstanding is represented by shareholders present in person or by proxy.

If a broker, bank, custodian, nominee or other record holder of Brown & Brown common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as "broker non-votes") will be counted as present and considered part of a quorum.  If, however, a shareholder is not present in person or represented by proxy at the Annual Meeting (referred to as "no-shows"), including by reason of a proxy not having been properly completed, the shares held by that shareholder will not be counted as present and will not be considered part of the quorum.

If a quorum is present, the ten (10) nominees for election as directors who receive the highest number of "FOR" votes will be elected as directors. This number may be a plurality. More specifically, in determining whether Proposal 1 passes: a FOR vote will count in both the numerator and the denominator; a WITHHELD vote will count in the denominator but not in the numerator; broker non-votes will not count in either the numerator or the denominator; and no-shows will not count in either the numerator or the denominator.

If a quorum is present, for approval of (a) the adoption of the 2010 Stock Incentive Plan and (b) the ratification of the appointment of Deloitte & Touche LLP as Brown & Brown, Inc.'s independent registered public accountants for the fiscal year ending December 31, 2010, the following rules apply:  (1) the approval must receive the "FOR" vote of a majority of all votes cast on such proposal (which applies to both (a) and (b)) and (2) the total number of votes cast on the proposal must represent more than fifty percent (50%) of all shares entitled to vote on the proposal (which only applies to (a)).  More specifically, for purposes of the first part of this assessment, a FOR vote will count in both the numerator and the denominator; an AGAINST vote will count in the denominator but not in the numerator; an ABSTAIN vote will count in the denominator but not in the numerator; broker non-votes will not count in either the numerator or the denominator; and no-shows will not count in either the numerator or the denominator.  For purposes of the second part of this assessment, a FOR vote will count in both the numerator and the denominator; an AGAINST vote will count in both the numerator and the denominator; an ABSTAIN vote will count in both the numerator and the denominator; broker non-votes will count in the denominator but not in the numerator; and no-shows will count in the denominator but not in the numerator.

Proxies may be solicited by our officers, directors, and regular supervisory and executive employees, none of whom will receive any additional compensation for their services.  Also, The Altman Group, Inc. may solicit proxies on our behalf at an approximate cost of $6,000, plus reasonable expenses.  Such solicitations may be made personally or by mail, facsimile, telephone, messenger, or via the Internet.  We will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals.  We will pay all of the costs of solicitation of proxies.

Our executive offices are located at 220 South Ridgewood Avenue, Daytona Beach, Florida 32114 (telephone number (386) 252-9601) and 3101 West Martin Luther King Jr. Boulevard, Suite 400, Tampa, Florida 33607 (telephone number (813) 222-4100).

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of February 19, 2010, information as to our common stock beneficially owned by (1) each of our directors, (2) each executive officer named in the Summary Compensation Table, (3) all of our directors and executive officers as a group, and (4) any person whom we know to be the beneficial owner of more than five percent of the outstanding shares of our common stock:

NAME OF BENEFICIAL OWNER(1)	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(2)(3)(4)	PERCENT OF TOTAL
J. Hyatt Brown(5)	21,520,365	15.14%
Samuel P. Bell, III	25,081	*
Hugh M. Brown(6)	10,181	*
J. Powell Brown(7)	1,381,636	*
Bradley Currey, Jr.	299,281	*
Jim W. Henderson(8)	1,022,869	*
Theodore J. Hoepner	43,081	*
Toni Jennings	10,746	*
Wendell S. Reilly(9)	101,031	*
John R. Riedman	53,727	*
Chilton D. Varner(10)	22,171	*
Kenneth D. Kirk(11)	1,268,018	*
Thomas E. Riley(12)	602,332	*
Cory T. Walker	340,993	*
All directors and executive
officers as a group (26 persons)	29,270,979	20.59%
Janus Capital Management LLC (13)	7,283,374	5.13%
151 Detroit Street
Denver, CO 80206
_______________
*	Less than 1%.

(1)	Unless otherwise indicated, the address of such person is c/o Brown & Brown, Inc., 220 South Ridgewood Avenue, Daytona Beach, Florida 32114.
(2)
Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission ("SEC") rules, includes shares as to which a person has or shares voting power and/or investment power. We have been informed that all shares shown are held of record with sole voting and investment power, except as otherwise indicated.

(3)
The number and percentage of shares owned by the following persons include the indicated number of shares owned through our 401(k) plan as of December 31, 2009: Mr. Walker – 27,628; Mr. Henderson – 250,000; Mr. Powell Brown – 14,371; Mr. Kirk – 4,373; Mr. Riley – 94,171; and all directors and officers as a group – 536,655. The number and percentage of shares owned by the following persons also include the indicated number of shares which such persons have been granted and as to which the first condition of vesting has been satisfied under our Performance Stock Plan ("PSP") as of February 19, 2010: Mr. Walker – 176,984; Mr. Henderson – 251,168; Mr. Powell Brown – 66,132; Mr. Kirk – 246,728; Mr. Riley – 248,888; and all directors and officers as a group – 2,044,518.  These PSP shares have voting and dividend rights due to satisfaction of the first condition of vesting based on stock price performance, but the holders thereof have no power to sell or dispose of the shares, and the shares are subject to forfeiture.

(4)
On April 21, 2000, the indicated number of options were granted to the following persons under the 2000 Incentive Stock Option Plan ("ISO Plan"): Mr. Walker – 0; Mr. Henderson – 478,232; Mr. Powell Brown – 80,000; Mr. Kirk – 134,928; Mr. Riley – 253,488; all directors and officers as a group – 1,988,176. Of these granted amounts, the indicated number of options were exercisable by the following persons under the ISO Plan as of February 19, 2010: Mr. Walker – 0; Mr. Henderson – 0; Mr. Powell Brown – 0; Mr. Kirk – 0; Mr. Riley – 0; all directors and officers as a group – 32,000, and the underlying shares are therefore deemed to be beneficially owned.  On March 23, 2003, the indicated number of options were granted to the following persons under the ISO Plan:  Mr. Walker – 50,000; Mr. Henderson - 200,000; Mr. Powell Brown – 50,000; Mr. Kirk – 113,400; Mr. Riley – 180,762; all directors and officers as a group – 986,404.  Of these granted amounts, the indicated number of options were exercisable by the following persons under the ISO Plan as of February 19, 2010: Mr. Walker – 0; Mr. Henderson – 12,672; Mr. Powell Brown – 0; Mr. Kirk - 100,118; Mr. Riley – 0;  all directors and officers as a group – 197,106; the underlying shares are therefore deemed to be beneficially owned.   On February 27, 2008, the indicated number of options were granted to the following persons under the ISO Plan:  Mr. Walker – 100,000; Mr. Henderson – 200,000; Mr. Powell Brown – 175,000; Mr. Kirk – 115,000; Mr. Riley – 190,000;  all directors and officers as a group – 1,395,000.  Of these granted amounts, the indicated number of options were exercisable by the following persons under the ISO Plan as of February 19, 2010:  Mr. Walker – 0; Mr. Henderson – 0; Mr. Powell Brown – 0; Mr. Kirk – 0; Mr. Riley – 0;  all directors and officers as a group –  0.

(5)
Of the shares beneficially owned by Mr. Hyatt Brown, 21,436,328 are held of record by Ormond Riverside Limited Partnership, of which Swakopmund, Inc. is the General Partner that has voting and investment power over such shares.  Swakopmund, Inc. is 100% owned by the Swakopmund Trust of 2009, a revocable trust created by Mr. Hyatt Brown, who is the sole Trustee thereof and retains the sole voting and investment powers with respect to all the shares of Swakopmund, Inc.  The balance of 30,037 shares, are beneficially owned jointly with Mr. Hyatt Brown's spouse and these shares have shared voting and investment power.  An additional 54,000 are held in an IRA account.

(6)	Mr. Hugh Brown's ownership includes 400 shares owned by his spouse, as to which he disclaims beneficial ownership.
(7)	Mr. Powell Brown's ownership includes 3,413 shares owned by children living in his household, as to which he disclaims beneficial ownership.
(8)	Mr. Henderson's ownership includes 436,924 shares held in joint tenancy with Mr. Henderson's spouse, which shares have shared voting and investment power.
(9)	Mr. Reilly's 97,000 shares are pledged as security.
(10)	Ms. Varner's ownership includes 13,600 shares that are pledged as security for a line of credit with a financial institution.
(11)
Mr. Kirk's ownership includes 873,509 shares held in a revocable family trust which Mr. Kirk and his spouse serve as Trustees.  Additionally, Mr. Kirk's ownership includes 350,000 shares that are pledged as security for a line of credit with a financial institution.

(12)	Mr. Riley's ownership includes 3,620 shares owned by his spouse, as to which he disclaims beneficial ownership.
(13)
According to a Schedule 13G filed on or around February 16, 2010, Janus Capital Management, LLC, a registered investment adviser, has shared voting and dispositive power with respect to 7,283,351 of these shares as a result of its role as investment adviser or sub-adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to individual and institutional clients, and has sole voting and investment power with respect to 23 of these shares.

MANAGEMENT
Directors and Executive Officers

Set forth below is certain information concerning our directors and executive officers. All directors and officers hold office for one-year terms or until their successors are elected and qualified.

NAME	POSITION	AGE	YEAR FIRST BECAME A DIRECTOR
J. Hyatt Brown	Chairman of the Board	72	1993
Jim W. Henderson	Vice Chairman, Chief Operating Officer and Director	63	1993
Samuel P. Bell, III	Director	70	1993
Hugh M. Brown	Director	74	2004
J. Powell Brown	Chief Executive Officer, President and Director	42	2007
Bradley Currey, Jr.	Director	79	1995
Theodore J. Hoepner	Director	68	1994
Toni Jennings	Director	60	2007*
Wendell S. Reilly	Director	52	2007
John R. Riedman	Director	81	2001
Chilton D. Varner	Director	67	2004
Kenneth D. Kirk	Regional President	49	―
Thomas E. Riley	Regional President	54	—
Linda S. Downs	Executive Vice President – Leadership Development	60	—
Sam R. Boone, Jr.	Regional Executive Vice President	56	—
C. Roy Bridges	Regional Executive Vice President	60	—
Charles H. Lydecker	Regional Executive Vice President	46	—
Kenneth R. Masters	Regional Executive Vice President	56	—
J. Scott Penny	Regional Executive Vice President	43	—
Michael J. Riordan	Regional Executive Vice President	61	—
Anthony T. Strianese	Regional Executive Vice President	48
Cory T. Walker	Senior Vice President, Treasurer and Chief Financial Officer	52	—
Robert W. Lloyd	Vice President and General Counsel	45
Laurel L. Grammig	Vice President, Secretary and Chief Corporate Counsel	51	—
Thomas M. Donegan, Jr.	Vice President, Chief Acquisitions Counsel and Assistant Secretary	39	—
Richard A. Freebourn, Sr.	Vice President	62	—
* Ms. Jennings previously served on our Board of Directors from 1999 until April 2003.

J. Hyatt Brown. Mr. Brown has been our Chairman of the Board of Directors since 1994.  Mr. Brown was our Chief Executive Office from 1993 to July 1, 2009 and our President from 1993 to December 2002, and served as President and Chief Executive Officer of our predecessor corporation from 1961 to 1993. He was a member of the Florida House of Representatives from 1972 to 1980, and Speaker of the House from 1978 to 1980. Mr. Brown serves on the Board of Directors of International Speedway Corporation, FPL Group, Inc., and Verisk Analytics, Inc. (formerly Insurance Services Office), each a publicly-held company.  Until January 2010, he served on the Board of Rock-Tenn Company, until April 2008, he served on the Board of SunTrust Banks, Inc. ("SunTrust") and until December 2006, he served on the Board of BellSouth Corporation, each a publicly-held company.  Mr. Brown is currently a member of the Board of Trustees of Stetson University, of which he is a past Chairman, and the Florida Council of 100.  Mr. Brown served as Chairman of the Council of Insurance Agents & Brokers from 2004 to 2005 and is a past Vice Chairman of the Florida Residential Property and Casualty Joint Underwriting Association.  One of Mr. Brown's sons, J. Powell Brown, is employed by us as President and, since July 1, 2009, Chief Executive Officer, and has served as a director since October 2007.  Mr. Brown's extensive business and industry experience, knowledge of our company, service on boards of other publicly-traded companies and proven leadership ability are just a few of the attributes that make him uniquely qualified to serve and Chair our Board.

Jim W. Henderson.  Mr. Henderson was named Vice Chairman and Chief Operating Officer in January 2007.  Prior to that time, he had served as our President and Chief Operating Officer since 2002.  Mr. Henderson also serves as director and as president or in another executive officer capacity for several of our subsidiaries.  He was elected Executive Vice President in 1995, and served as our Senior Vice President from 1993 to 1995. He served as Senior Vice President of our predecessor corporation from 1989 to 1993, and as Chief Financial Officer from 1985 to 1989.  Mr. Henderson is Chairman of the Board of Trustees of Embry-Riddle Aeronautical University, and is a member of the Board of Directors of Hallmark Financial Services, Inc., the School of Business Administration of Stetson University, the Council of Insurance Agents and Brokers, and the Florida Hurricane Catastrophe Fund.  He previously served as Co-Chairman of the Insurance Accounting and Systems Association's Property & Casualty Committee, President of the Central Florida Chapter of Financial Executives International, and as a member of the Board of Directors of United Way of Volusia/Flagler Counties and the Ronald McDonald House. Mr. Henderson's years of experience in financial accounting and in the fields of insurance and reinsurance as well as his experience and involvement with acquisitions during the nearly 25 years he has been with our Company have all been considered with respect to his re-election to the Board in past years.  Mr. Henderson is not seeking re-election to the Board in 2010, and has announced his intention to retire from the Company in August.

Samuel P. Bell, III. Mr. Bell has been a shareholder of the law firm of Pennington, Moore, Wilkinson, Bell & Dunbar, P.A. since January 1998. Prior to that, he was a shareholder and managing partner of Cobb Cole & Bell (now Cobb & Cole, P.A.), and he served as Of Counsel to Cobb Cole & Bell until August 2002.  Mr. Bell was a member of the Florida House of Representatives from 1974 to 1988.  He is Chairman of the Advisory Board for the College of Public Health at the University of South Florida, President of the Florida Public Health Foundation and a member of the Board of Directors of the Florida Children's Home Society.  Mr. Bell is a former member of the Florida Elections Commission, and past Chairman of the Florida Legislature's Commission on Local Government II.  Mr. Bell's extensive legal experience and familiarity with issues relating to Florida legislative and regulatory matters are among the factors that were considered with respect to his nomination for re-election to the Board.

Hugh M. Brown.  Mr. Brown founded BAMSI, Inc., a full-service engineering and technical services company, in 1978 and served as its Chief Executive Officer until his retirement in 1998.  Mr. Brown currently serves as a member of the Advisory Board of Directors of SunTrust Bank of Orlando, the Florida Council of 100 and the Florida Council on Economic Education.  He is a past Chairman of the Federal Reserve Bank of Atlanta, and previously served on the Florida Commission on Education, and as Chairman of the Spaceport Florida Authority (now Florida Space Authority) Board of Supervisors.  Mr. Brown was named Small Business Person of the Year, 1985, by the U.S. Small Business Administration, and Regional Minority Small Business Person of the Year for the Atlanta region. In 1991, he received the U.S. Small Business Administration's Graduate of the Year Award.  He is an inductee of the Junior Achievement Business Hall of Fame for East Central Florida and recipient of the Ernst & Young Entrepreneur of the Year - Services Category - in 1993 for the State of Florida.  Mr. Brown's business experience, leadership abilities and proven value in leading the Audit Committee are among the features considered in his nomination for re-election to the Board.

J. Powell Brown.  Mr. Brown was named Chief Executive Officer in July 2009.  He has been our President since January 2007 and was appointed to be a director in October 2007. Prior to that time, he had served as one of our Regional Executive Vice Presidents since 2002. Mr. Brown was previously responsible for overseeing certain of our wholesale brokerage operations as well as the public entity business of certain of our subsidiaries located in Florida, Georgia, Illinois, Indiana, New Jersey, North Carolina, Oklahoma, Pennsylvania, Texas, Virginia and Washington, and was also responsible for our Service Division operations and for Florida Intracoastal Underwriters, a subsidiary that administers a specialty program offering insurance coverage for Florida condominium properties. From 1998 to 2003, Mr. Brown served as profit center leader of our Orlando, Florida retail office. Prior to that, Mr. Brown served as an account executive and then as Marketing Manager in our Daytona Beach, Florida retail office from 1995 to 1998.  Mr. Brown has served on the Board of Directors of Rock-Tenn Company, a publicly-held company, since January 2010.  He previously served on the Board of Directors of the SunTrust Bank/Central Florida, as Vice Chairman of Finance for the Board of Governors of the Orlando Regional Chamber of Commerce, and as a member of the Board of Directors of Junior Achievement of Central Florida, and the Bolles School Board of Visitors.  He also serves on the Board of Directors of the Boggy Creek Gang Camp.  Mr. Brown is the son of our Chairman, J. Hyatt Brown.  Mr. Brown's work in all divisions of our Company, leadership experience at every level of our Company and accession to the position of Chief Executive Officer are among the qualities considered in connection with his nomination for re-election to the Board.

Bradley Currey, Jr.  Mr. Currey served as Chief Executive Officer of Rock-Tenn Company, a publicly-held manufacturer of packaging and recycled paperboard products, from 1989 to 1999 and as Chairman of the Board of Rock-Tenn Company from 1993 to 2000, when he retired. He also previously served as President (1978-1995) and Chief Operating Officer (1978-1989) of Rock-Tenn Company. From 1953 until 1976, Mr. Currey was employed by Trust Company of Georgia, a publicly-held commercial bank and bank holding company, where he served as Chief Financial Officer and was a member of the Board of Directors from 1972-1976.  Mr. Currey previously served as a member of the Board of Directors and Executive Committee of Rock-Tenn Company, and is currently Director Emeritus of Genuine Parts Company, a publicly-traded company, and a member of the Board of Directors of Fresh Frozen Foods, Inc.  Mr. Currey is Trustee Emeritus and a past Chairman of the Board of Trustees of Emory University. He is a Trustee Emeritus and past Chairman of the Board of the Woodruff Arts Center and the Atlanta Symphony Orchestra, a division of the Woodruff Arts Center in Atlanta, Georgia.  He is also a past Chairman of the Federal Reserve Bank of Atlanta and the Metro Atlanta Chamber of Commerce.  Mr. Currey chairs our Nominating/Corporate Governance Committee and is a member of our Audit Committee.  He is also the designated Lead Director of the Board.  Mr. Currey's business experience, proven leadership abilities, financial accounting and management expertise, as well as successful fulfillment of the duties associated with his service as Chairman of the Nominating/Corporate Governance Committee and as our Lead Director are all considered in connection with his nomination for re-election to the Board.

Theodore J. Hoepner. Mr. Hoepner served as Vice Chairman of SunTrust Banks, Inc., a publicly-held company, from January 2000 to December 2004 and as Vice Chairman of SunTrust Bank Holding Company from January 2005 until June 2005, when he retired.  From January 2000 to December 2004 he served as Vice Chairman of SunTrust. From 1995 to 2000, Mr. Hoepner was Executive Vice President of SunTrust and Chairman of the Board, President and Chief Executive Officer of SunTrust Banks of Florida, Inc. From 1990 through 1995, he served as Chairman of the Board, President and Chief Executive Officer of SunBank, N.A. From 1983 through 1990, he was the Chairman of the Board and Chief Executive Officer of SunBank/Miami, N.A.  He is a past Chairman of the Florida Prepaid College Board,  the Board of Trustees of Rollins College, the Economic Development Commission of Mid-Florida, the Heart of Florida United Way, the Greater Miami Chamber of Commerce, the Beacon Council of Miami, Florida, and the Financial Executives Institute of Jacksonville, Florida.   Mr. Hoepner's years of experience in the banking industry, including extensive experience in management, make him a valuable addition to the Board, and he serves as a member of the Compensation Committee and chairs the Acquisition Committee of the Board of Directors.  All of these attributes were among the factors considered in connection with his nomination for re-election to the Board.

Toni Jennings.  Ms. Jennings serves as Chairman of the Board of Jack Jennings & Sons, Inc., a commercial construction firm based in Orlando Florida, and Jennings & Jennings, Inc., an architectural millwork firm based in Orlando, Florida.  From 2003 through 2006, Ms. Jennings served as Lieutenant Governor of the State of Florida.  She was the President of Jack Jennings & Sons, Inc. and Secretary and Treasurer of Jennings & Jennings, Inc. from 1982 to 2003.  Ms. Jennings was a member of the Florida Senate from 1980 to 2000, and President of the Florida Senate from 1996 to 2000. She served in the Florida House of Representatives from 1976 to 1980. She is a member of the Board of Directors of FPL Group, Inc. a publicly-held company, SunTrust Bank/Central Florida, The Nemours Foundation, and the Foundation for Florida's Future, and she is past Chair of the Board of the Florida Chamber of Commerce.  She previously served as the Chair of Workforce Florida, Incorporated, and as a Director with the Salvation Army Advisory Board, the University of Central Florida Foundation, Enterprise Florida, and the Florida Partnership for School Readiness.  She is also a member of the Board of Trustees of Rollins College.  Ms. Jennings' experience as owner and operator of a successful business, and her years of service in the legislative and executive branches of the State of Florida are features considered in reaching the conclusion that she should continue to serve as a director of the Company.  Ms. Jennings serves on our Audit Committee and our Compensation Committee.

Wendell S. Reilly. Mr. Reilly is the Managing Partner of Grapevine Partners, LLC, of Atlanta, Georgia, a private company.  He recently joined Peachtree Equity Partners II as a General Partner.  Previously, he was Chairman and Chief Executive Officer of Grapevine Communications, LLC, a group of local television stations.  Earlier, he was the Chief Financial Officer of The Lamar Corporation and Haas Publishing Companies. Mr. Reilly currently serves on the Board of Directors of Lamar Advertising Company and The Wesley Woods Center. He is also on the Board of Trustees of Emory University and The Paideia School in Atlanta. Mr. Reilly is a graduate of Emory College and earned his MBA in Finance from Vanderbilt University.  Mr. Reilly's business background and experience, including years of service with The Lamar Corporation and Haas Publishing Companies, both publicly-traded companies in which the families of their respective founders hold significant ownership interests, enhance his ability to analyze and contribute valuable and unique insights on matters including those relating to capital structure, financing and acquisition structure.  Additionally, Mr. Reilly's contributions as a member of both our Audit Committee and our Nominating/Corporate Governance Committee were also taken into consideration in connection with his nomination for re-election to the Board.

John R. Riedman. Mr. Riedman has served as Chairman of Riedman Corporation, based in Rochester, New York, since 1992. From January 2001 through July 2002, he was employed as Vice Chairman of Brown & Brown of New York, Inc., one of our subsidiaries. Mr. Riedman is a Trustee and the Chairman of the Finance Committee of ViaHealth, a Rochester-based healthcare services network.  He serves as President of 657 Corporation (a subsidiary of Rochester Museum & Science Center) and is a past Chairman of the Board of the Rochester Museum & Science Center.  He also serves as President of the Monroe County Sheriff's Foundation. He previously served on the Board of Directors of High Falls Brewing Company, LLC, the New York State Thruway Authority and the New York State Canal Corporation. Mr. Riedman served as a Director and Chairman of the Audit Committee of Fleet Financial Group, a publicly-held company, from 1988 to 1999, and as a board member of Genesee Hospital, serving as Chairman of its Finance and Building Committees.  He served as a member of the Public Affairs Committee of the United States Chamber of Commerce and as a Delegate to the White House Conference on Small Business, and is a former member of the Federal Personnel Interchange Commission, the National Flood Insurance Advisory Committee, and the Monroe County Airport Advisory Committee, of which he is a past Chairman.  Mr. Riedman's years of industry experience as leader of Riedman Insurance, a successful insurance intermediary based in Rochester, New York with operations in more than 12 states throughout the country at the time it was acquired by the Company in 2001, make him a valuable addition to the Board. In particular, he offers insights concerning acquisition opportunities and structure, regulatory matters involving agents and brokers and various facets of the Company's operations that derive from his familiarity with issues unique to insurance agents and brokers.

Chilton D. Varner.  Ms. Varner has been a partner of the law firm of King & Spalding in Atlanta, Georgia since 1976. A graduate of Smith College, where she was named to membership in Phi Beta Kappa, and Emory University School of Law, Ms. Varner was honored with Emory University School of Law's Distinguished Alumni Award in 1998. In 2001, the National Law Journal profiled Ms. Varner as one of the nation's top ten women litigators. With more than 25 years of courtroom experience, she specializes in defending corporations in product liability, commercial and other civil disputes. The author of many books and articles on areas of interest in her practice, she has also served as a member of the faculty of the Trial Academy of the International Association of Defense Counsel and regularly presents at bar association meetings around the country. She has been a Trustee of Emory University since 1995 and also serves on the Board of the Atlanta Symphony Orchestra.  She served on the Board of Wesley Woods Geriatric Center from 1996 to 2007.  As a practicing attorney and partner of one of the nation's premiere law firms, and a counselor to businesses, their directors and management concerning risk and risk control, Ms. Varner brings a depth of experience and a wealth of unique and valuable perspectives to our Board, where she chairs the Compensation Committee and serves as a member of the Nominating/Corporate Governance Committee.

Kenneth D. Kirk. Mr. Kirk was named Regional President in January 2007.  Prior to that time, he had served as one of our Regional Executive Vice Presidents since 2001.  He currently serves as director and as president or in another executive officer capacity for several of our subsidiaries. Mr. Kirk oversees retail and brokerage profit center operations of certain of our subsidiaries in Arizona, California, Colorado, Florida, Nevada, New Mexico and Oregon. Prior to undertaking his current duties, Mr. Kirk served as profit center leader of the Phoenix, Arizona retail office of Brown & Brown Insurance of Arizona, Inc., one of our subsidiaries, from 1995 to 2000.  Mr. Kirk recently notified the Company of his resignation from the Company effective January 1, 2011.  Until that time, he will assist with the transition of offices for which he has regional oversight responsibility to other regional leaders and with other matters as requested by the Chief Executive Officer.

Thomas E. Riley.  Mr. Riley has been a Regional President since January 2005.  He served as one of our Regional Executive Vice Presidents from 2001 to 2005 and serves as director and as president or in another executive officer capacity for several of our subsidiaries. From 1999 until January 2009, Mr. Riley oversaw certain of our profit centers in southeastern Florida, and he is currently responsible for the oversight of offices of certain of our subsidiaries in Florida, New Jersey, New York and Pennsylvania.  Prior to undertaking his current duties, Mr. Riley served as profit center leader of our Fort Lauderdale, Florida retail office from 1992 to 2001, and as Chief Financial Officer of our predecessor corporation from 1990 to 91.  He is a member of various regional and national insurance carriers' advisory councils as well as the American Institute of Certified Public Accountants, and the Florida Institute of Certified Public Accountants.

Linda S. Downs. Ms. Downs was promoted to Executive Vice President for Leadership Development in January 2006.  Prior to that time, she served as one of our Regional Executive Vice Presidents since 2001.  She currently serves as director and as president or in another executive officer capacity for several of our subsidiaries.  Ms. Downs also oversees our National Professional Programs and National Commercial Programs based in Tampa, Florida, Parcel Insurance Plan®, based in St. Louis, Missouri, Halcyon Underwriters in Maitland, Florida and retail operations in Delaware and South Carolina.  Additionally, Ms. Downs is responsible for the Company's Leadership Development Department.  Prior to undertaking her current duties, she founded and served as profit center leader of our Orlando, Florida retail office from 1980 to 1998.  Ms. Downs is actively involved with Habitat for Humanity, and is a past member of the Florida Symphony Board and the Downtown (Orlando) Women's Executive Council.

Sam R. Boone, Jr.  Mr. Boone has been one of our Regional Executive Vice Presidents since January 2009 and serves as director and as president or in another executive officer capacity for several of our subsidiaries.  Mr. Boone is responsible for the Company's Service Division and Public Entity operations in Lake Mary, Florida; Florham Park, New Jersey; Kokomo, Indiana; Ephrata, Washington; and Lombard, Illinois.  Since 1992, Mr. Boone has served as the profit center leader of United Self Insured Services ("USIS") based in Orlando, Florida.  Mr. Boone joined our predecessor corporation in 1987, and moved to the USIS office in 1990.  Mr. Boone holds a bachelor's degree in accounting from the University of Maryland.

C. Roy Bridges. Mr. Bridges has been one of our Regional Executive Vice Presidents since 2001 and serves as director and as president or in another executive officer capacity for several of our subsidiaries. Since 1998, Mr. Bridges has overseen certain of our retail profit center operations in the west coast of Florida, as well as retail and brokerage profit centers of certain of our subsidiaries in Arkansas, Louisiana, Oklahoma, Tennessee and Texas. Prior to undertaking his current duties, Mr. Bridges served as profit center leader of our Tampa, Florida retail office from 1998 to 2001, as profit center leader of our Fort Myers, Florida retail office from 1993 to 1998, and as profit center leader of our Brooksville, Florida retail office prior to that time.  He served as 2002 Chairman of the CNA Florida Pacer program, and is a past Board member of the Hernando County Committee of 100, the Salvation Army, and the Lee County Committee of 100, and a past member of Leadership Southwest Florida.

Charles H. Lydecker. Mr. Lydecker has been one of our Regional Executive Vice Presidents since 2002 and serves as director and as president or in another executive officer capacity for several of our subsidiaries.  Mr. Lydecker oversees retail profit center operations of certain of our subsidiaries in Arizona, central and northern Florida, Georgia, Texas, Virginia and New York.  From January 1999 until 2003, and commencing again in 2004 until 2006, Mr. Lydecker served as profit center leader in Daytona Beach, Florida.  Prior to that, Mr. Lydecker served as an account executive from 1990 to 1995 and as Sales Manager of our Daytona Beach, Florida retail office from 1995 to 1999.  Mr. Lydecker was recently appointed Chairman of The Florida Birth Related Neurological Injury Compensation Association (NICA), and he serves as Vice Chairman of the Florida Ethics Commission, a Director of Gateway Banks of Florida and Stonewood Holdings, LLC (a Florida-based restaurant chain), and Vice-Chairman of the Florida Self-Insurers Guaranty Association.  He is also a member of the Board of Trustees of American University in Washington, D.C.  Mr. Lydecker is a Director of Associated Industries of Florida, and is a past Director and past Chairman of Futures Public Education Foundation, the United Way of Volusia/Flagler (FL) Counties, and Boy Scouts of America in Daytona Beach.  He has twice served as Chairman of the Daytona Beach/Halifax Area Chamber of Commerce.  Mr. Lydecker is also past Chairman of the Florida Housing Finance Corporation and a past President of the Volusia/Flagler Chapter of the Florida Association of Independent Agents.

Kenneth R. Masters.  Mr. Masters was elected a Regional Executive Vice President in January 2007 and serves as director and as president or in another executive officer capacity for several of our subsidiaries.  Mr. Masters has been responsible for the acquisition and oversight of other Program Division entities based in Indiana, Kansas, Michigan, New Jersey, New York, Oklahoma and Pennsylvania.  He has served as Chief Executive Officer of the CalSurance division of Brown & Brown of California, Inc., one of our subsidiaries, since our acquisition of the operations of Cal-Surance Associates, Inc. in 2002.  From 1999 until 2002, he served as President of Cal-Surance Associates, Inc.

J. Scott Penny.  Mr. Penny has been one of our Regional Executive Vice Presidents since 2002 and serves as director and as president or in another executive officer capacity for several of our subsidiaries. Mr. Penny oversees retail profit center operations of certain of our subsidiaries in Connecticut, Illinois, Indiana, Kentucky, Massachusetts, Michigan, Minnesota, New Hampshire, New York, Ohio, Washington and Wisconsin.  Commencing in 2010, Mr. Penny also oversees the operations of Axiom Re, Inc. in Florida and North Carolina. From 1999 until January 2003, Mr. Penny served as profit center leader of the Indianapolis, Indiana retail office of Brown & Brown of Indiana, Inc., one of our subsidiaries.  Prior to that, Mr. Penny served as profit center leader of our Jacksonville, Florida retail office from 1997 to 1999.  From 1989 to 1997, Mr. Penny was employed as an account executive and marketing representative in our Daytona Beach, Florida office.

Michael J. Riordan.   Mr. Riordan was elected a Regional Executive Vice President in April 2008 and serves as director and as president or in another executive officer capacity for several of our subsidiaries. Mr. Riordan is responsible for Hull & Company, Inc. ("Hull"), our wholly-owned subsidiary, and several other Brown & Brown wholesale managing general agency operations, including Graham Rogers, Inc., Braishfield Associates, Inc. and Combined Group Insurance Services, Inc.  Mr. Riordan is a graduate of Florida State University and has been employed at Hull & Company for 27 years.  He was named President of Hull in 2007.  He is past President of the Florida Surplus Lines Association and Past Chairman of Board of Governors of the Florida Surplus Lines Service Office.

Anthony T. Strianese.  Mr. Strianese was elected a Regional Executive Vice President in July 2007 and serves as director and as president or in another executive officer capacity for several of our subsidiaries. Mr. Strianese is responsible for Peachtree Special Risk Brokers, LLC and for certain of our other transactional wholesale brokerage operations, including ECC Insurance Brokers, Inc., MacDuff Underwriters, Inc., International E&S Insurance Brokers, Inc. and Decus Insurance Brokers Limited, which commenced operations in 2008 in London, England.  Additionally, Mr. Strianese is responsible for certain of our public entity operations located in Georgia, Texas and Virginia. Mr. Strianese, who is a graduate of the College of Insurance in New York, came to Brown & Brown in January of 2000 and helped to found Peachtree Special Risk Brokers. Prior to joining us, he held leadership positions with The Home Insurance Company and Tri-City Brokers in New York City.

Cory T. Walker. Mr. Walker was named Senior Vice President, Treasurer and Chief Financial Officer in April 2004.  Prior to that time, he had served as our Vice President, Treasurer and Chief Financial Officer since 2000.  Mr. Walker also serves as an executive officer for a number of our subsidiaries. Mr. Walker previously served as our Vice President and Chief Financial Officer from 1992 to 1994. From 1995 to 2000, Mr. Walker served as profit center leader of the Oakland, California office of Brown & Brown of California, Inc., one of our subsidiaries. Before joining us, Mr. Walker was a Certified Public Accountant and Senior Audit Manager for Ernst & Young LLP.

Robert W. Lloyd.  On January 1, 2009, Mr. Lloyd was named Vice President and General Counsel.  Prior to that time, Mr. Lloyd had served as Vice President and Chief Litigation Officer since October 2006 and as Assistant General Counsel since 2001.   Prior to that, he worked as Sales Manager and Marketing Manager, respectively, in our Daytona Beach, Florida retail office.  Before joining us, Mr. Lloyd practiced law with the law firm of Cobb & Cole, P.A. in Daytona Beach, Florida.

Laurel L. Grammig. Ms. Grammig has been our Vice President and Secretary since 1994, and until January 1, 2009, she served as our General Counsel.  Effective as of that date, she was named Chief Corporate Counsel.  Ms. Grammig serves as an executive officer for a number of our subsidiaries. Before joining us, Ms. Grammig was a partner of the law firm of Holland & Knight LLP in Tampa, Florida.

Thomas M. Donegan, Jr.  Mr. Donegan was named Vice President, Chief Acquisitions Counsel and Assistant Secretary in January 2008.  Prior to that time, he had been our Vice President, Assistant Secretary and Assistant General Counsel since 2000.  Mr. Donegan serves as an executive officer for a number of our subsidiaries. Before joining us, he practiced law with the law firm of Smith, Gambrell & Russell, LLP in Atlanta, Georgia.

Richard A. Freebourn, Sr.  Mr. Freebourn has served as Vice President - Mergers & Acquisitions since 2008.  Prior to that time, he had been our Vice President of Internal Operations since 2004. Mr. Freebourn had been our Director of Internal Operations since 2002.  From 2000 until 2002, he served as our Director of Internal Audit, and from 1998 until 2000, he served as Vice President and Operations Manager of Brown & Brown of Indiana, Inc., one of our subsidiaries.  Mr. Freebourn has been employed by us since 1984.

Board and Board Committee Matters

During 2009, our Board of Directors held four regular meetings and one telephonic special meeting.  Each incumbent director serving during 2009 attended at least 75% of the total number of Board meetings, and at least 75% of the total number of meetings of committees of which such director is a member.  The Board expects, but does not require, all directors and director nominees to attend the Annual Shareholders' Meeting.  All members of the Board attended the 2009 Annual Shareholders' Meeting.  The Board conducts executive sessions of non-management directors in connection with each regularly scheduled meeting of the Board.  The executive sessions are presided over by the Chairman of the Nominating/Corporate Governance Committee, and Lead Director, Bradley Currey, Jr.  All of the members of the Board attended an accredited director education program in October 2008.

The NYSE has adopted listing standards relating to director independence. In addition to requiring that directors satisfy certain "bright line" criteria to be deemed "independent," as that term is defined in the NYSE listing standards, the NYSE listing standards permit the Board to adopt categorical standards to assist it in affirmatively determining that the Company's directors have no material relationship with the Company that would impair such directors' independence.  The Board has adopted such categorical standards to assist it in determining director independence, and the standards adopted conform to, or are more exacting than, the independence requirements contained in the NYSE listing standards. The Board has applied these standards in affirmatively determining that certain of the Company's directors have no material relationship with the Company that would impair such directors' independence, as explained more fully below.  As required by the NYSE listing standards, the Board of Directors considers all material relevant facts and circumstances known to it in making an independence determination, both from the standpoint of the director and from that of persons or organizations with which the director has an affiliation.

A director will not be independent if the director falls within one of the following categories as determined by the Board of Directors or a committee thereof, based on facts known to it in light of the meanings ascribed to those categories under applicable NYSE guidance and the Company's Corporate Governance Principles, where applicable, and otherwise by the Board of Directors or a committee thereof within its discretion:

●	The director is or has been, within the past three years, employed by the Company, or an immediate family member is an executive officer of the Company;
●
The director receives more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

●	An immediate family member of the director is employed by the Company and receives more than $100,000 per year in direct compensation from the Company;
●
The director is or has been, within the past three years, affiliated with or employed by the Company's independent auditor, or an immediate family member is or has been, within the past three years, affiliated with or employed in a professional capacity by the Company's independent auditor;

●
A Company executive is or has been, within the past three years, on the compensation committee of the Board of Directors of a company which employs a Company director, or an immediate family member of that Company director, as an executive officer;

●
The director is an executive officer or employee, or an immediate family member is an executive officer, of another company that does business with the Company, and the sales by that company to the Company or purchases by that company from the Company, in any single fiscal year, are more than the greater of two percent (2%) of the annual revenues of that company or $1 million;

●
The director is an executive officer or employee, or an immediate family member is an executive officer, of another company which is indebted to the Company for borrowed money, or to which the Company is indebted for borrowed money, and the total amount of either of such companies' indebtedness to the other at the end of the last completed fiscal year is more than two percent (2%) of the other company's total consolidated assets; or

●
The director serves as an officer, director or trustee of a charitable organization, and the Company's discretionary charitable contributions to the organization are more than two percent (2%) of that organization's total annual charitable receipts during its last completed fiscal year.

The Board has applied the foregoing standards and considerations to each current member of the Board and to such Board members' immediate family members, and has affirmatively determined that the following seven of the eleven current directors have no material relationship with us other than service as a director, and are therefore independent: Samuel P. Bell, III; Hugh M. Brown; Bradley Currey, Jr.; Theodore J. Hoepner; Toni Jennings; Wendell S. Reilly; and Chilton D. Varner.   Additionally, the Board has determined that Jan E. Smith, who served as a director until his resignation from the Board of Directors in August 2009, had no material relationship with us other than service as a director.  In each case, the Board also considered the fact that from time to time, in the ordinary course of business and on usual commercial terms, we and our subsidiaries may provide services in our capacities as insurance intermediaries to various directors of the Company, and to entities in which various directors of the Company have direct or indirect interests.

Our Board of Directors has an Audit Committee, Compensation Committee, and Nominating/Corporate Governance Committee. The charters of each of these Board committees are available in the "Corporate Governance" section, under "Key Documents" on our website (www.bbinsurance.com) and are also available in print to any shareholder who requests a copy from the Secretary. The current members of the Audit Committee are Hugh M. Brown (Chair),  Bradley Currey, Jr., Toni Jennings and Wendell S. Reilly, each of whom is independent as defined within the NYSE listing standards.  The duties of the Audit Committee are to recommend to the Board of Directors the selection of independent certified public accountants, to meet with our independent certified public accountants to review and discuss the scope and results of the annual audit, and to consider various accounting and auditing matters related to the Company, including our system of internal controls and financial management practices.  The Audit Committee held four regular meetings and one special telephonic meeting during 2009, and includes at least one audit committee financial expert, Bradley Currey, Jr., among its members.

The Compensation Committee currently consists of Chilton D. Varner (Chair), Theodore J. Hoepner and Toni Jennings, each of whom is independent as defined in the listing standards for the NYSE.  Until his resignation from the Board in August 2009, Jan E. Smith also served on this committee. The Compensation Committee sets the base salary levels and bonuses for our Chief Executive Officer, and determines the salary levels and bonuses for our other executive officers, including the Named Executive Officers. See "Executive Compensation - Board Compensation Committee Report on Executive Compensation" and "Compensation Discussion and Analysis."  The Compensation Committee also reviews and makes recommendations with respect to our existing and proposed compensation plans, and is responsible for administering our 1990 Employee Stock Purchase Plan, our PSP, and our ISO Plan, which expired December 31, 2008.  The Compensation Committee is authorized by its charter to form and delegate authority to subcommittees when appropriate.  The Compensation Committee held four regular meetings and two special telephonic meetings in 2009.

The Nominating/Corporate Governance Committee currently consists of Bradley Currey, Jr. (Chair),  Hugh M. Brown, Wendell S. Reilly and Chilton D. Varner, each of whom is independent as defined in the listing standards for the NYSE.   This Committee's duties include duties associated with corporate governance, as well as the nomination of persons to stand for election to the Board at our Annual Shareholders' Meeting and recommendation of nominees to the Board of Directors to fill vacancies on, or as additions to, the Board.  The Nominating/Corporate Governance Committee held four regular meetings in 2009.

The Nominating/Corporate Governance Committee will consider nominations of persons for election as directors that are submitted in writing by shareholders in accordance with our procedures for shareholder proposals.  See "Proposals of Shareholders."  Such proposals must contain all information with respect to such proposed candidate as required by the SEC's proxy rules, must address the manner in which the proposed candidate meets the criteria described below, and must be accompanied by the consent of such proposed candidate to serve as a director, if elected.  The Nominating/Corporate Governance Committee has not established "minimum qualifications" for director nominees, because it is the view of the Committee that the establishment of rigid "minimum qualifications" might preclude the consideration of otherwise desirable candidates for election to the Board.  The Nominating/Corporate Governance Committee will consider proposed candidates identified by non-management directors, the Chief Executive Officer and other executive officers, and shareholders, and will evaluate such candidates based on a number of factors, including: (a) the need or desirability of maintaining or expanding the size of the Board; (b) independence; (c) credentials, including, without limitation, business experience, experience within the insurance industry, educational background,  professional training, designations and certifications; (d) interest in, and willingness to serve on, the Board; (e) ability to contribute by way of participation as a member of Board committees; (f) financial expertise and sophistication; (g) basic understanding of the Company's principal operational and financial objectives, plans and strategies, results of operations and financial condition, and relative standing in relation to the Company's competitors; and (h) willingness to commit requisite time and attention to Board service, including preparation for and attendance at regular quarterly meetings, special meetings, committee meetings and periodic Board "retreats" and director education programs.  With respect to diversity, while no formal policy has been proposed or adopted, heterogeneity of points of view, background, experience, credentials, gender and ethnicity is considered desirable, and characterizes the current composition of our Board.

 The Nominating/Corporate Governance Committee and the Board consider a variety of sources when identifying individuals as potential Board members, including other enterprises with which Board members are or have previously been involved and through which they have become acquainted with qualified candidates.  The Company does not pay any third party a fee to assist in the identification or evaluation of candidates.

The Nominating/Corporate Governance Committee has nominated those persons named in "Proposal 1 - Election of Directors" below to stand for election to the Board of Directors at the 2010 Annual Shareholders' Meeting.

Board Leadership

Our Board has the flexibility to determine whether the roles of Chairman of the Board and Chief Executive Officer should be separated or combined.  The Board makes this decision based on its evaluation of the circumstances and the specific needs of the Company. Effective July 1, 2009, upon the retirement of J. Hyatt Brown from the position of Chief Executive Officer, the roles of Chairman and Chief Executive Officer were separated.  Thus, J. Hyatt Brown continues to serve as Chairman of the Board, while J. Powell Brown serves as Chief Executive Officer.  Prior to July 1, 2009, the positions of Chairman and Chief Executive Officer were held jointly by J. Hyatt Brown.

We believe that this leadership structure is desirable under present circumstances because it allows Mr. J. Powell Brown to focus his efforts on running our business and managing the Company in the best interests of our shareholders, while we are able to benefit from Mr. J. Hyatt Brown's extensive business and industry experience, knowledge of our company, service on boards of other publicly-traded companies and proven leadership ability.

Risk Oversight

An element of our business involves assisting our clients with issues related to risk, and we believe that this insight helps us to more effectively manage our risks.  Our leadership is aware that risks are associated with all enterprises, and that varying degrees of risk are acceptable, and indeed desirable, in different endeavors.

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company's risks. The Board and its Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee receive regular reports from members of senior management on areas of material risk to the Company, including operational, financial, strategic, competitive, reputational, legal and regulatory risks. The Board believes that risk oversight is a responsibility of the entire Board, and it does not look to any individual director or committee to lead it in discharging this responsibility.

At the committee level, our Audit Committee regularly reviews our financial statements, financial and other internal controls, and remediation of material weaknesses in internal controls. Our Compensation Committee regularly reviews our executive compensation policies and practices, and employee benefits, and the risks associated with each. Our Nominating/Corporate Governance Committee considers issues associated with the independence of our Board, corporate governance and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Further, we have several departments that meet regularly to discuss risks and potential risks as they arise or may arise from day to day in their various functional areas, and regularly report to the appropriate Board committees and the entire Board. Our Financial Operations Review Team, which is responsible for the internal audit function, and our Insurance Operations Review Team, which is responsible for the day-to-day monitoring of our internal controls, regularly assess risks and potential risks associated with our operations.  These departments report to our Audit Committee on a quarterly basis, unless more frequent reports are necessary.

Additionally, our independent outside auditors regularly identify and discuss with our Audit Committee risks and related mitigation measures that may arise during their regular reviews of the Company's financial statements, audit work and executive compensation policies and practices, as applicable.

Also, for the past several years, the Chief Executive Officer has annually made a presentation to our Board of Directors about risks associated with our business.   This presentation includes discussion and categorization of such risks with respect to likelihood of occurrence, severity and frequency, and discussion of mitigating factors that contribute to lessening the potential adverse consequences associated with such risks (which can never, in any business, be fully eliminated).  The presentation is prepared with input from the Company's officers, including those officers with regional operational responsibilities.

We believe that our compensation policies and principles in conjunction with our internal oversight of those policies and principles reduce the possibility of imprudent risk taking.  We further believe that the Board's approach to risk oversight, as described above, optimizes its ability to assess the various risks, make informed decisions, and approach emerging risks in a proactive manner for the Company.  We do not believe that our compensation policies and principles are reasonably likely to have a material adverse effect on the Company.

Corporate Governance Principles; Code of Business Conduct and Ethics; Code of Ethics for Chief Executive Officer and Senior Financial Officers

The Board of Directors has adopted Corporate Governance Principles, a Code of Business Conduct and Ethics, and a Code of Ethics for Chief Executive Officer and Senior Financial Officers, the full text of each of which can be found in the "Corporate Governance" section, under "Key Documents" on our website (www.bbinsurance.com), and each of which is available in print to any shareholder who requests a copy by writing our Secretary at 3101 West Martin Luther King, Jr. Boulevard, Suite 400, Tampa, Florida 33607.

Communication with Directors

Interested parties, including shareholders, may communicate with our Board of Directors, with specified members or committees of our Board, or with non-management directors as a group or with the Lead Director of the non-management directors, Bradley Currey, Jr., by sending correspondence to our Secretary at 3101 West Martin Luther King, Jr. Boulevard, Suite 400, Tampa, Florida 33607, and specifying in such correspondence that the message is for our Board or for one or more of its members or committees.  Communications will be relayed to Directors no later than the next regularly scheduled quarterly meeting of the Board and Board Committees.

Compensation of Directors

During 2009, directors who are not employees of ours were paid $12,000 for attendance at each regular quarterly Board meeting attended in person, $2,000 for attendance at the annual Board "retreat," $1,500 for attendance at each special Board meeting and $1,500 for each committee meeting attended if such meeting occurred other than in conjunction with regularly scheduled quarterly Board meetings. In addition, the Chairman of the Audit Committee is paid $4,000 in January of each year for services associated with that office.  Each director who is not an employee of ours also receives in January of each year $32,000 worth of shares of our common stock, valued as of the close of business on the last business day before the regular January meeting of the Compensation Committee, as additional compensation for such director's services.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board.  No director who is an employee of ours receives separate compensation for services rendered as a director.

The following table sets forth cash and other compensation earned by directors who are not Named Executive Officers during 2009:

2009 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Samuel P. Bell, III	41,500	32,007	-	73,507
Hugh M. Brown	59,000	32,007	-	91,007
Bradley Currey, Jr.	56,500	32,007	-	88,507
Theodore J. Hoepner	59,500	32,007	-	91,507
Toni Jennings	61,000	32,007	-	93,007
Wendell S. Reilly	55,000	32,007	-	87,007
John R. Riedman	53,500	32,007	-	85,507
Jan E. Smith*	44,500	32,007	-	76,507
Chilton D. Varner	59,500	32,007	-	91,507
    * Jan E. Smith resigned from the Board of Directors effective in August 2009.

Related Party Transactions Policy

Our Board of Directors has adopted a written policy governing the approval of related party transactions.  "Related Party Transactions" are transactions in which the Company is a participant, the amount involved exceeds $120,000 when all such transactions are aggregated with respect to an individual, and a "related party" had, has or will have a direct or indirect material interest.  "Related parties" are our directors (including any nominees for election as directors), our executive officers, any shareholder who beneficially owns more than five percent (5%) of our outstanding common stock, and any firm, corporation, charitable organization or other entity in which any of the persons listed above is an officer, general partner or principal or in a similar position or in which the person has a beneficial ownership interest of ten percent (10%) or more.  Under the Related Party Transactions Policy (the "Policy"), our Chief Corporate Counsel (or our Chief Executive Officer if the related party is the Chief Corporate Counsel or an immediate family member of the Chief Corporate Counsel) will review potential Related Party Transactions to determine if they are subject to the Policy.  If so, the transaction will be referred to the Nominating/Corporate Governance Committee for approval or ratification.  If, however, the Chief Corporate Counsel determines that it is not practical to wait until the next meeting of the Nominating/Corporate Governance Committee, the Chair of the Nominating/Corporate Governance Committee shall have the authority to act on behalf of the Nominating/Corporate Governance Committee on whether to approve or ratify a Related Party Transaction (unless the Chair of the Nominating/Corporate Governance Committee is a Related Party in the Related Party Transaction).  In determining whether to approve a Related Party Transaction, the Nominating/Corporate Governance Committee (or, as applicable, the Chair of the Nominating/Corporate Governance Committee) will consider, among other things, the benefits of the transaction to the Company, the potential effect of entering into the transaction on a director's independence, the availability of other sources for the products or services, the terms of the transaction and the terms available to unrelated third parties generally.  The Nominating/Corporate Governance Committee has authority to administer the Policy and to amend it as appropriate from time to time.

The Policy was established following our 2007 fiscal year, and therefore, the transactions discussed below that were effective prior to establishment of the Policy were not subject to review, approval or ratification under the Policy.

Certain Relationships and Related Transactions

John R. Riedman, one of our directors, is Chairman of, and holds an equity interest of greater than ten percent (10%) in, Riedman Corporation, the landlord under a lease agreement with one of our subsidiaries, as tenant, with respect to office space in Rochester, New York. The lease provides for payment of annual rent of $255,000 for the first three years of a five-year lease term that commenced January 1, 2006, and three percent (3.0%) of the annual gross revenues of the Rochester office for the remaining two years of the term.

P. Barrett Brown, who is the son of J. Hyatt Brown and the brother of J. Powell Brown, serves as executive vice president of the Tampa, Florida offfice of Brown & Brown of Florida, Inc. and received compensation of $217,687 for services rendered to that subsidiary in 2009.  Carrie Brown, who is married to P. Barrett Brown, is employed by us as Associate Corporate Counsel and received compensation of $175,561 for services rendered in 2009.

Brian Henderson, who is the son of Jim W. Henderson, is employed by Peachtree Special Risk Brokers, LLC, one of our subsidiaries, as a vice president and profit center leader in Boca Raton, Florida and received compensation of $271,022 for services rendered to that subsidiary in 2009.

Richard A. Freebourn, Jr., who is the son of Richard A. Freebourn, Sr., is employed by us as profit center leader of the Norfolk, Virginia office of Brown & Brown Insurance Agency of Virginia, Inc., one of our subsidiaries, and received compensation of $219,290 for services rendered to that subsidiary in 2009.

Mark Lowe is the brother of Colin E. Lowe, who served as a Regional Executive Vice President until his resignation from that position effective December 31, 2009.  Mr. Mark Lowe is employed as a Marketing Manager in the Fort Lauderdale, Florida office of Brown & Brown of Florida, Inc., one of our subsidiaries, and received compensation of $230,543 for services rendered in 2009.  Phil Masi, who is the son-in-law of Colin E. Lowe, is employed as a producer in the Orlando, Florida office of Brown & Brown of Florida, Inc. and received compensation of $322,136 for services rendered in 2009.

 J. Powell Brown was a member of the Board of the SunTrust Bank/Central Florida until April 2009, Hugh M. Brown is a director of SunTrust Bank of Orlando, and Robert W. Lloyd is a director of SunTrust Bank/East Central Florida.  We have a $50 million revolving credit facility with SunTrust (subject to potential increases up to $100 million).  SunTrust also acts as escrow agent with respect to accounts related to certain acquisitions we have made.  We expect to continue to use SunTrust during 2010 for a substantial portion of our cash management requirements. Two of our subsidiaries provide insurance-related services to subsidiaries of SunTrust, and a number of our offices provide services with respect to premium financing to another such subsidiary of SunTrust.

For additional information concerning transactions with related persons, see "Executive Compensation - Compensation Committee Interlocks and Insider Participation."

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers, and persons who own more than ten percent (10%) of our outstanding shares of common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Directors, officers and 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

 Based solely on our review of the copies of such reports furnished to us and written representations from certain reporting persons that no SEC Form 5s were required to be filed by those persons, we believe that during 2009, our directors, officers and 10% beneficial owners timely complied with all applicable filing requirements, with the exception of Michael Paschke, who resigned as an officer in February 2009, and who, due to an oversight, was two days late in reporting a transaction that occurred in February 2009, and Samuel R. Boone, Jr., an officer who, due to an oversight, failed to report transactions engaged in by him and by his spouse with respect to Company stock held in the Company's 401(k) Plan in December 2009 until February 2010.

COMPENSATION DISCUSSION AND ANALYSIS

Our overall compensation philosophy is as follows:

●	Attract and retain high-quality people, which is crucial to both the short-term and long-term success of the Company;
●	Reinforce strategic performance objectives through the use of incentive compensation programs; and
●	Create a mutuality of interest between the executive officers and shareholders through compensation structures that promote the sharing of the rewards and risks of strategic decision-making.

Our compensation system is designed to drive results and has traditionally been tied to increases in net income, pre-tax earnings, and our stock price.  We seek to provide an executive compensation package that is driven by our overall financial performance, the increase in shareholder value, the success of the business units directly impacted by the executive's performance, and the performance of the individual executive.

We provide a combination of pay elements with the goal of aligning executive incentives with shareholder value. Our executive compensation program includes both short and long-term compensation, with an emphasis on compensation that is tied to corporate and stock price performance. In the case of both our PSP and our ISO Plan (which expired at the end of 2008), stock price appreciation is fundamental to the realization of a compensation benefit. By emphasizing longer performance measurement periods by using long-term incentives, we align our executives' interests with our shareholders' interests and create an effective retention measure.

In this section, we discuss certain aspects of our compensation program as it pertains to our former principal executive officer (Mr. Hyatt Brown, who retired from the position of Chief Executive Officer in July 2009), Mr. Powell Brown (who replaced Mr. Hyatt Brown), our principal financial officer, and our three other most highly-compensated executive officers in 2009 (collectively, the "Named Executive Officers"). Our discussion focuses on compensation and practices relating to our most recently completed fiscal year.

Base Compensation. Base salaries are designed to provide competitive levels of compensation to our executives, based on scope of responsibility and duties. We pay base salaries because they provide a basic level of compensation and are necessary to recruit and retain executives. Base salaries remained unchanged for the Named Executive Officers in 2009 in recognition of the adverse economic and insurance market conditions reflected in the Company's results for 2008, with two exceptions: effective July 1, upon Mr. Powell Brown's accession to the office of Chief Executive Officer and Mr. Hyatt Brown's retirement from that office, Mr. Powell Brown's salary was increased and Mr. Hyatt Brown's salary was reduced, as described more fully below.  In past years, if an officer had no change in duties, the percentage of annual salary increases for such officer was generally expected to be approximately 3-5% of the officer's base salary, with larger increases merited by exceptional performance or an increase in the officer's responsibilities.  In 2009, however, the Compensation Committee, after consideration and review, accepted without modification the recommendation of Mr. Hyatt Brown and Mr. Powell Brown and, in the case of Mr. Powell Brown, the recommendation of the Vice Chairman and Chief Operating Officer, that there be no annual salary increases for the Named Executive Officers.  The Compensation Committee additionally determined that there would be no annual salary increase for the Chief Executive Officer, Mr. Hyatt Brown, and approved a reduction in his salary effective upon his retirement from the position of Chief Executive Officer effective July 1, 2009, together with an increase, also effective July 1, 2009, in the salary paid to Mr. Powell Brown, who succeeded Mr. Hyatt Brown as Chief Executive Officer on that date.  For additional information concerning compensation determinations for the two Chief Executive Officers who served during 2009, please refer to the paragraph captioned "CEO Compensation," below.

Annual Non-Equity Incentives and Bonuses. In connection with the appointment of a new Chief Executive Officer during 2009, certain features of the structure of the short-term compensation component for 2009 were somewhat different than in prior years.  In addition to a bonus element, short-term compensation for Named Executive Officers included a non-equity annual incentive compensation element. With respect to bonuses and non-equity incentives for 2009 for the Named Executive Officers other than the two persons who served as Chief Executive Officer in 2009, the Compensation Committee, after consideration, discussion and review, accepted without modification the recommendations of the Chief Executive Officer, which recommendations were the expected result of the application of the compensation system and formulas established and reviewed with the Compensation Committee and with these officers during 2009.  The non-equity incentive and bonus for Mr. Hyatt Brown and Mr. Powell Brown, each of whom served as Chief Executive Officer for six months in 2009, was determined by the Compensation Committee.  For additional information concerning compensation determinations for the two Chief Executive Officers who served during 2009, please refer to the paragraph captioned "CEO Compensation," below.

The bonuses for Mr. Powell Brown, Mr. Henderson and Mr. Walker were established as a minimum amount of short-term cash compensation equal to 85% of a specified base bonus amount. The base bonus amounts for purposes of this calculation were equal to bonus amounts paid in past years to the Chief Executive Officer, Mr. Henderson and Mr. Walker, respectively, which were: for Mr. Powell Brown, $1,137,610; for Mr. Henderson, $1,010,087; and for Mr. Walker, $325,000.  Thus, the minimum bonus amounts, representing 85% of these base bonus amounts were: for Mr. Powell Brown, $966,969; for Mr. Henderson, $858,574; and for Mr. Walker, $276,250.  The bonuses for Mr. Kirk and Mr. Riley, as for the other officers of the Company with responsibilities for oversight of operations within a region, were established as a minimum amount of short-term cash compensation equal to 37.5% of a specified base bonus amount.   The base bonus amounts for purposes of this calculation were equal to bonus amounts paid in past years to these officers, which were:  for Mr. Kirk, $756,000, and for Mr. Riley, $929,847.  Thus, the minimum bonus amounts, representing 85% of the base bonus amounts were:  for Mr. Kirk, $283,500, and for Mr. Riley, $348,692.

In addition to the minimum bonus amounts described above, each of the Named Executive Officers was eligible to receive an additional discretionary bonus upon such terms and conditions as might be determined by the Chief Executive Officer or, in the case of the Chief Executive Officer, by the Compensation Committee.  No additional bonuses were paid to any of the Named Executive Officers for 2009.

In addition to the bonuses described above, each Named Executive Officer had an opportunity to earn a non-equity incentive compensation amount for 2009 based on objective performance criteria such as the earnings performance of the Company as a whole and, in the case of those executive officers with regional operational responsibilities such as Mr. Kirk and Mr. Riley, the performance of the region for which such executive officer was responsible.  In the case of Mr. Powell Brown, Mr. Henderson and Mr. Walker, who have responsibilities that are not tied to a particular region, but rather encompass the Company as a whole, the non-equity incentive amount was determined by the change in earnings per share in 2009 from 2008.   Our earnings per share in 2009 equaled $1.08, which represented a 7.6923% decrease from 2008.  Thus, the non-equity incentive amount for Mr. Powell Brown, Mr. Henderson and Mr. Walker was calculated based on the following formula: [base bonus] times [100% minus 7.6923%] minus [minimum bonus].  The non-equity incentive amounts were: for Mr. Powell Brown, $83,133; for Mr. Henderson, $73,814; and for Mr. Walker, $23,750.1

In the case of Mr. Kirk and Mr. Riley, as for our other executive officers with regional operational responsibilities, the non-equity incentive amount consisted of three components:

●
The first component, which affected 50% of the base bonus amount, corresponded to the earnings performance of the Company and was calculated based on the following formula:  [base bonus times 50%] times [100% minus 7.6923%]. In the case of Mr. Kirk, this component equaled $348,923, and in the case of Mr. Riley, $429,160.  There was no portion of the minimum bonus amount, and no maximum amount, attributable to this component.

●
The second component affected 37.5% of the base bonus amount and turned on the change in pretax growth of individual regions.  In 2009, Mr. Kirk's region experienced a decrease of 19.6582%, and Mr. Riley's region experienced a decrease of 15.2740% in pretax growth (after adjustment for gains or losses on sales of books of business and sales of fixed assets, and for certain regional expenses). The second component was calculated based on the following formula:  [base bonus times 37.5%] times [100% minus (percentage change in pre-tax growth for the regions for which each of Mr. Kirk and Mr. Riley were responsible in 2009 from 2008)] minus [75% times minimum bonus]. In the case of Mr. Kirk, the second component equaled $15,144, and for Mr. Riley, $33,914.2

●
The third component affected 12.5% of the base bonus amount and was tied to actual versus budgeted core operating profit growth within the region for which the officer was responsible in 2009.  In 2009, core operating profit growth (excluding cost of capital charges) was 13.1366% below the budgeted amount in Mr. Kirk's region, and 8.0177% below the budgeted amount in Mr. Riley's region.  This component was calculated based on the following formula:  [base bonus times 12.5%] times [100% minus (percentage by which actual 2009 regional core operating profit growth differed from the budgeted operating profit growth for the regions for which each of Mr. Kirk and Mr. Riley was responsible in 2009)] minus [25% times minimum bonus].  In the case of Mr. Kirk, the third component equaled $11,211, while for Mr. Riley, it equaled $19,739.3

After application of these formulas, the total non-equity incentive amounts representing the sum of the three components described above were: for Mr. Kirk, $375,278, and for Mr. Riley, $482,813.4

1 In addition, the combined non-equity incentive and bonus amounts for each of Mr. Powell Brown, Mr. Henderson and Mr. Walker could not exceed 115% of the base bonus amount, a consideration which did not affect the non-equity incentive amounts paid for 2009.
2 This second component was subject to a maximum of 125% of 37.5% of the base bonus amount, which did not affect the calculation for either Mr. Kirk or Mr. Riley for 2009.
3 This third component was subject to a maximum of 125% of 12.5% of the base bonus amount, which did not affect the calculation for either Mr. Kirk or Mr. Riley for 2009.
4 In addition, the combined non-equity incentive and bonus amounts for Mr. Riley could not exceed the combined non-equity incentive and bonus amounts for either the Chief Executive Officer or the Chief Operating Officer, a factor that did not affect the calculation for Mr. Riley for 2009.

The annual bonus and non-equity incentive payouts for 2009 are also shown in the Summary Compensation Table on page 27 under the "Bonus" and "Non-Equity Incentive Plan Compensation" columns, as applicable.

Long-Term Compensation: Performance Stock Plan and 2000 Incentive Stock Option Plan. We emphasize long-term variable compensation at the senior executive levels because of our desire to reward effective long-term management decision-making and our desire to retain executive officers who have the potential to impact both our short-term and long-term profitability. Long-term incentives are designed to focus attention on long-range objectives and future returns to shareholders, and are presently delivered to the Named Executive Officers other than the former Chief Executive Officer through the PSP and, until its expiration at the end of 2008, through the ISO Plan. The Compensation Committee administers both our PSP and our ISO Plan, and may grant shares of performance stock under the PSP to key employees based upon salary levels, sales production levels and performance evaluations. Grants of stock pursuant to the PSP and grants of options pursuant to the ISO Plan have in past years been made to each of the Named Executive Officers other than J. Hyatt Brown, our Chairman and, until July 1, 2009, the Chief Executive Officer of the Company, who is not a participant in either the PSP or the ISO Plan.

The Company is seeking shareholder approval for the 2010 Stock Incentive Plan (the “Incentive Plan”), which was adopted by the Board upon the recommendation of the Compensation Committee, subject to shareholder approval.  If approved by our shareholders, as explained more fully below in the section titled “Proposal 2 – 2010 Stock Incentive Plan,” this will be the only plan under which equity incentive awards will be made following the Annual Shareholders’ Meeting.  Earlier in 2010, the Compensation Committee engaged Mercer (US) Inc. ("Mercer") to assist in analyzing features of the Incentive Plan and to assess the Company's need for such a plan.  Mercer supports the proposed Incentive Plan because it will enable us to maintain our historic approach to granting stock-based incentives while providing our Compensation Committee the flexibility to grant a variety of different awards in the future. A description of the Incentive Plan is included in the section titled “Proposal 2 – 2010 Stock Incentive Plan,” below, and a copy of the Incentive Plan is attached as an exhibit to this proxy statement.

As described below, we made a grant in July 2009 to Mr. Powell Brown, the new Chief Executive Officer, under the PSP.

On July 1, 2009, as expected based upon the Company's announced succession plan, the Company underwent a change in the office of Chief Executive Officer upon the retirement of J. Hyatt Brown, Chairman, from that position.  In connection with this change, the Compensation Committee was faced with the issue of the long-term compensation to be offered to the new Chief Executive Officer, J. Powell Brown, who previously served as the Company's President. Accordingly, in early 2009, the Compensation Committee requested a proposal from the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer concerning long-term incentive compensation for Mr. Powell Brown.  After that proposal was made in early July 2009, the Compensation Committee held two special meetings to consider and refine an appropriate long-term incentive for Mr. Powell Brown.  Summary information concerning the 2008 long-term incentive compensation given to Chief Executive Officers of 20 companies comparable to the Company was considered by the Committee in reaching its determination, along with information concerning the cost of a grant under the Company's PSP.  The 20 companies selected for comparison included the four publicly-held insurance brokers (Aon Corporation, Arthur J. Gallagher & Co., Marsh & McLennan Companies and Willis Group Holdings Limited), nine companies selected from a national group of companies of similar market capitalization and net income margin percentage (Cincinnati Financial Corp., Copart, Inc., Cullen/Frost Bankers, Inc., Eaton Vance Corporation, Harley-Davidson, Inc., HCC Insurance Holdings, Inc., Rayonier, Inc., Torchmark Corp. and Total System Services, Inc.) and seven publicly-held companies based in Florida with revenues between $800 million and $1.6 billion and reasonable net income margins (Citrix Systems, Inc., International Speedway Corp., Lincare Holdings, Inc., Mednax, Inc. f/k/a Pediatrix Medical Group, Inc.,  Rayonier, Inc., Seacor Holdings, Inc., Walter Energy, Inc. f/k/a Walter Industries, Inc.). Ultimately, at its regular quarterly meeting on July 21, 2009, the Compensation Committee voted unanimously in favor of granting to Mr. Powell Brown performance-based restricted stock pursuant to the Company's PSP that he would have to hold for 20 years while remaining employed by the Company with value of $4,000,000 based on the price at the close of the market on the day before the Committee's meeting (as is customary with such grants).  Also, the Compensation Committee unanimously approved a recommendation to the Board of Directors that the PSP be amended to permit the Compensation Committee to make the grant.  Such amendment included changing the PSP's second condition of vesting, that a grant recipient remain continuously employed by the Company for a period of 15 years from the date of grant, to provide that a period of more than 15 years could be required.  Such amendment permitted the Compensation Committee to include in the terms of the grant to the new Chief Executive Officer a requirement that he remain continuously employed by the Company for 20, rather than 15, years from the date of grant in order for the second condition of vesting to be satisfied.  The Board subsequently approved the amendment of the PSP. Additionally, the Compensation Committee exercised its existing authority under the PSP to correspondingly increase the period in which the first condition of vesting for the new Chief Executive Officer's grant (the required increase in the price of the Company's stock) must occur to seven years instead of the five-year period typically used for this condition.  In reaching its decision, the Compensation Committee considered the importance of incentivizing the new Chief Executive Officer with a grant for which the vesting of shares is based on shareholder return in the next seven years and on the Chief Executive Officer's continued service to the Company in the coming two decades. The Compensation Committee considered this grant, and its terms, to represent a one-time divergence from the standard vesting requirements associated with PSP grants, which call for the stock price to increase at least 20% (and thereafter, in increments of 20%) within five years after the date of grant in order for the first condition of vesting to be met with respect to a corresponding percentage of the shares of performance stock granted, and which call for the completion of 15 years of continuous employment with the Company following the date of grant in order for the second condition of vesting to be met.   In reaching its decision, the Committee took into account the fact that the 20-year "cliff vesting" period associated with this grant exceeds by a substantial margin the vesting periods of the plans in the group of 20 comparable companies, none of which had vesting periods in excess of five years.

In the first quarter of 2010, the Compensation Committee became aware that the number of shares granted to Mr. Powell Brown in 2009 inadvertently exceeded the maximum number of shares that could be granted under the terms of the PSP in a single calendar year, pursuant to a provision of the PSP added by amendment in 2005.  The Board could have modified this provision of the PSP without shareholder approval at the same time it modified the PSP to permit Mr. Powell Brown's grant to require the extended 20 year service of vesting, although without a shareholder vote the Company could not maximize the deductibility of the award pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), should the award vest in 20 years.  The Committee has reviewed the issue and discussed it with counsel and with Mr. Powell Brown.  The Committee has concluded that it will likely address the issue at the regular quarterly meeting of the Committee scheduled in April 2010.  It is the current desire of the Committee to take whatever actions are necessary to assure the validity of a grant of stock to Mr. Powell Brown on the initial terms described above.   Thus, the Committee expects to replace the 2009 grant, to the extent that it included shares in excess of the maximum number set forth in the PSP, with a new grant with vesting conditions identical to those provided for in connection with the 2009 grant. Such grant would be issued under the 2010 Stock Incentive Plan that is proposed for shareholder approval at the 2010 Annual Shareholders' Meeting or, in the event that the 2010 Stock Incentive Plan is not approved by shareholders, it would be issued under the PSP, subject to approval by the Board of Directors of the amendment of the PSP to increase the allowable cap on shares that can be granted in a calendar year for purposes of the new grant to Mr. Powell Brown.  Under either scenario, the vesting conditions imposed upon the 2009 grant would remain unchanged.  Thus, the target stock prices that would have to be met in order for the first condition of vesting to occur with respect to each 20% increment of the granted shares would remain the same, and the seven-year and 20-year periods associated with satisfaction of the first and second conditions of vesting, respectively, would end on July 20, 2016 and on July 20, 2029, seven and 20 years, respectively, from the date of the 2009 grant.

Grants of stock under our PSP are intended to provide an incentive for key employees to achieve our long-range performance goals by providing incentives to remain with us for a long period after the grant date and by tying the vesting of the grant to appreciation of our stock price. All of the Named Executive Officers other than the former Chief Executive Officer (who does not participate in the PSP) have received PSP grants that include two conditions of vesting: first, the grants "tranche" in increments of twenty percent (20%) each time that the 20-day trading average of our stock price increases by 20% in the five years following the date of the grant. Thus, in the event that the stock price doubles, or increases by 100%, within five years following the date of grant, the first condition of vesting is met with respect to the entire amount of the grant.  Alternatively, if the stock price does not increase by twenty percent (20%) within five (5) years following the date of grant, the first condition of vesting would not be met with respect to any portion of the grant. Once the first condition of vesting is met with respect to any portion of shares granted under the PSP, the grantee is entitled to receive dividends and to vote that portion of the shares. The Named Executive Officers other than the former Chief Executive Officer initially received grants under the PSP in 1996, and thereafter in 1998, 2001, 2003 and 2008, in each instance after the first condition of vesting had been met or forfeiture had occurred, with respect to all previous grants under the PSP. Grant amounts were determined based upon the nature and extent of job duties. Additionally, Mr. Walker received PSP grants in 1997 and 2000, respectively, based upon expansions of his job responsibilities. The second condition of vesting for all of the Named Executive Officers who have received PSP grants is continued employment with us for a period of fifteen (15) years following the date of grant (or, in the case of the 2009 grant to Mr. Powell Brown, twenty (20) years following the date of grant) or, if earlier, until the attainment of age 64, or disability or death. None of the grants made to the Named Executive Officers has met the second condition of vesting. If and when such condition is met, the vested shares will be delivered, and the market value of such shares as of the vesting date will be taxed as ordinary income to the recipients.

In February 2008, grants were made to the Named Executive Officers other than Mr. Hyatt Brown, the former Chief Executive Officer, under the PSP.  In the first quarter of 2010, the Compensation Committee became aware that the number of PSP shares granted to the Named Executive Officers in 2008 inadvertently exceeded the maximum number of shares permitted under the terms of a provision of the PSP added by amendment in 2005 to maximize the Company's ability to claim tax deductions under Section 162(m).  The Board could have modified this provision of the PSP without shareholder approval, although without a shareholder vote the Company could not maximize the deductibility of the awards pursuant to Section 162(m) should they vest in 15 years or upon death, disability or attainment of age 64.  In order to assure the validity of the grants and the deductibility of associated expense upon vesting pursuant to Section 162(m), the Committee currently expects to replace the 2008 PSP grants to each of these grantees, to the extent that each of those grants exceeded the maximum number of shares provided for in the PSP, with new grants with vesting requirements identical to those associated with the 2008 grants.  Thus, there will be no change to the stock price performance condition established with respect to the 2008 grants, or to the time periods associated with the satisfaction of the first and second conditions of vesting, which will end on February 26, 2013 (five years from the date of the 2008 grants) and on February 26, 2023 (15 years from the date of the 2008 grants), respectively.  The Board has approved an amendment to the PSP for purposes of the contemplated corrective grants, so that vesting will occur 15 years from the date of the 2008 grants that they are replacing rather than 15 years from the date of the replacement grants.  These grants will be conditioned upon each grantee's entry into an agreement that confirms that the new grant replaces the 2008 grant to the extent of the number of shares granted.

CEO Compensation. With respect to the salary and non-equity incentive and bonus of Mr. Hyatt Brown, who served as Chief Executive Officer until his retirement from that position effective July 1, 2009, and the salary and non-equity incentive and bonus of Mr. Powell Brown, who succeeded Mr. Hyatt Brown as Chief Executive Officer as of July 1, 2009, the Compensation Committee considered issues associated with the transition to a new Chief Executive Officer mid-year as well as the performance of the Chief Executive Officer and the general operating performance of the Company. The performance criteria examined by the Committee in each case included the annual Board evaluations of the performance of the Chief Executive Officer, which were completed with respect to both Mr. Hyatt Brown and Mr. Powell Brown for 2009, the performance of the Company as reflected in the change in earnings per share in 2009 from 2008, and the salary levels and other compensation of chief executive officers in companies competitive with the Company.  For 2009, the Committee also considered publicly available information concerning the compensation of chief executive officers of four other publicly-held insurance brokers, Aon Corporation, Arthur J. Gallagher & Co., Marsh & McLennan Companies and Willis Group Holdings Limited, taking into account the differences in size of the peer companies as compared with the Company.

As in the case of the other Named Executive Officers, the 2009 salary approved by the Compensation Committee for the Chief Executive Officer, Mr. Hyatt Brown, was not increased in 2008.  Effective July 1, 2009, it was reduced to an annualized rate of $180,000 in view of his retirement from the position of Chief Executive Officer on that date.  With respect to the 2009 bonus for Mr. Hyatt Brown, the Compensation Committee determined that he should receive fifty percent (50%) of the total of bonus and non-equity incentive compensation earned for 2009 by Mr. Powell Brown, who succeeded Mr. Hyatt Brown as Chief Executive Officer.  Mr. Hyatt Brown was paid $525,051 in accordance with this determination.  Mr. Hyatt Brown does not participate in the PSP or the ISO Plan.

Mr. Powell Brown's salary also remained unchanged until July 1, 2009, when he commenced service as Chief Executive Officer while continuing to serve as President of the Company.  The Compensation Committee approved a salary increase effective July 1, 2009 from $400,000 to $565,000 on an annualized basis in recognition of his promotion.  Additionally, the Compensation Committee approved an increased base bonus amount for Mr. Powell Brown.  The non-equity incentive and bonus approved for Mr. Powell Brown for 2009, which totaled $1,050,102, were calculated as described in the section labeled Annual Non-Equity Incentives and Bonuses, above.

The Committee reported the salary amounts approved for Mr. Hyatt Brown and Mr. Powell Brown to the full Board of Directors (excluding Mr. Hyatt Brown and Mr. Powell Brown) in January 2009, and the non-equity incentive and bonus amounts in January 2010.

Other Compensation.  As appropriate, and in the reasonable discretion of the Chief Executive Officer, certain golf or social club membership dues of the Named Executive Officers who have responsibility for the entertainment of clients, prospective clients and principals of acquisition prospects are reimbursed by the Company. Additionally, the Company reimburses the costs of annual physical examinations that are not otherwise covered by insurance for each of the Named Executive Officers. Along with all other full-time employees, each of the Named Executive Officers is eligible: (a) to receive matching and profit-sharing contributions made by the Company to the 401(k) accounts of participants in the qualified 401(k) Plan sponsored by the Company; (b) to participate in the Company's Employee Stock Purchase Plan; (c) to participate in group medical, dental and other benefit plans subscribed to by the Company and its subsidiaries; and (d) to the extent permitted by applicable law, for reimbursement of any amounts earned by the Company on personal lines insurance such as homeowners and flood insurance purchased by such employees.

We offer a qualified 401(k) Plan to provide a tax-advantaged savings vehicle. We make matching contributions of two and one-half percent (2.5%) of contributions made by each participant to the 401(k) Plan to encourage employees to save money for their retirement. Additionally, in January of each year, the Board considers a discretionary profit-sharing distribution to 401(k) Plan participants and in January 2009, as in each year for at least the preceding sixteen (16) years, such a distribution, in an amount equaling one and one-half percent (1.5%) of compensation as reflected on each participant's Wage and Tax Statement on Form W-2, was approved.  These plans, and our contributions to them, enhance the range of benefits we offer to executives and enhance our ability to attract and retain key employees.

In addition, we entered into an Aircraft Time-Sharing Agreement with Mr. Hyatt Brown on June 18, 2008, pursuant to which he is authorized to utilize Company aircraft, subject to availability, for personal use in exchange for reimbursement calculated based on a multiple of the cost of fuel plus certain incremental costs associated with a trip.  We had no incremental cost associated with such agreement in 2009 because Mr. Hyatt Brown did not use an aircraft under this Aircraft Time-Sharing Agreement.  Thus, no amount related to this Aircraft Time-Sharing Agreement is included for Mr. Hyatt Brown in the "All Other Compensation" column of the Summary Compensation Table that appears below.

Policy on Tax Deductibility.  The Committee considers the anticipated tax treatment to the Company in its review and establishment of compensation programs and payments, including the potential impact of Section 162(m). Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding one million dollars in any taxable year for any of the Named Executive Officers, other than compensation that is performance-based under a plan that is approved by the shareholders and that meets certain other technical requirements. The deductibility of compensation payments can depend upon numerous factors, including the nature of the payment and the time that income is recognized under various awards. Interpretations of, and changes in, applicable tax laws and regulations as well as other factors beyond the control of the Committee also can affect deductibility of compensation.  Our general policy is to deliver equity-based compensation to employees in as tax-efficient a manner as possible, taking into consideration the overall cost to the Company, for which the Company accounts in accordance with Statement of Financial Accounting Standards ("SFAS") 123R, "Share-Based Payment," issued by the Financial Accounting Standards Board ("FASB"). The Committee will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with its compensation policies and as determined to be in the best interests of the Company and its shareholders.

Payments in the Event of Change in Control.  In 2009, the only Named Executive Officer whose employment agreement included change in control provisions was J. Hyatt Brown. Effective July 1, 2009, the date that he retired from the position of Chief Executive Officer, we entered into a new employment agreement with Mr. Hyatt Brown that did not contain such provisions.

The PSP and the ISO Plan include change in control provisions. The PSP provides that all granted PSP stock shall become fully vested and nonforfeitable in the event of: (i) the Company's entry into any agreement to sell all or substantially all of its assets or to enter into any merger, consolidation, reorganization, division or other corporate transaction in which Company stock is converted into another security or into the right to receive securities or property, where such agreement does not provide for the assumption or substitution of PSP stock; (ii) any tender or exchange offer for the Company's stock accepted by a majority of the shareholders of the Company; or (iii) the death of J. Hyatt Brown and the subsequent sale by his estate, his wife, his parents, his lineal descendants, any trust created for his benefit during his lifetime, or any combination of the foregoing, of the Company stock owned by J. Hyatt Brown prior to his death. The PSP further provides that if any shares of PSP stock become fully vested and nonforfeitable because of the occurrence of these events, the Company shall pay to the holders of such shares, within 60 days of the occurrence of such event, the full amount of any federal and state income tax liability incurred by such holder as a result of such vesting, including, without limitation, any excise tax with respect to such vesting (e.g., under Internal Revenue Code Section 4999 and any successor provision) as well as the amount of any tax liability with respect to such "gross-up" payment. Additionally, the PSP provides that in the event of any "Change in Control" (as defined in the PSP, and excluding the triggering events described above), the Board thereafter shall have the right to take such action with respect to any shares of PSP stock that are forfeitable, or all such shares of PSP stock, as the Board in its sole and absolute discretion deems appropriate under the circumstances to protect the interests of the Company in maintaining the integrity of the awards under the PSP.  The PSP further states that the Board shall have the right to take different action with respect to different "Key Employees" (as defined in the PSP) or different groups of "Key Employees," as the Board in its sole and absolute discretion deems appropriate under the circumstances. For information concerning the value of the vested PSP stock that each of the Named Executive Officers would have in the event that one of the triggering events described above occurred on the last business day of 2009, please see the table titled "Potential Payments Upon Termination or Change in Control - 2009" below.

The ISO Plan (which expired in 2008) provides that all participants, which includes all of the Named Executive Officers other than Mr. Hyatt Brown, the former Chief Executive Officer, shall be deemed to have vested one hundred percent (100%) in all options granted under that plan in the event of such participant's involuntary or constructive termination of service with us (other than for specified causes, as set forth in the ISO Plan) within twelve (12) months after a "Transfer of Control" as defined in the ISO Plan. For information concerning the value of the vested options that each of the Named Executive Officers would have under the ISO Plan in the event that termination of employment after "Transfer of Control" had occurred on the last business day of 2009, please see the table titled "Potential Payments Upon Termination or Change in Control - 2009" below.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL - 2009

		Before Change in	After Change in
Name	Benefit	Control Termination w/o Cause or Resignation for Good Reason($)	Control Termination w/o Cause or Resignation for Good Reason($)	Voluntary Termination($)	Death($)	Disability($)	Change in Control($)(2)
J. Hyatt Brown	-	-	-	-	-	-	-
Cory T. Walker	ISO(1)	-	109,500	-	-	-	-
	PSP(1)	-	-	-	3,958,324	3,958,324	6,184,562
J. Powell Brown	ISO(1)	-	109,500	-	-	-	-
	PSP(1)	-	-	-	5,784,040	5,784,040	9,034,173
Jim W. Henderson	ISO(1)	-	-	-	-	-	-
	PSP(1)	-	-	-	5,485,936	5,485,936	8,568,901
Kenneth D. Kirk	ISO(1)	-	29,088	-	-	-	-
	PSP(1)	-	-	-	5,211,623	5,211,623	8,751,564
Thomas E. Riley	ISO(1)	-	395,869	-	-	-	-
	PSP(1)	-	-	-	5,396,265	5,396,265	8,428,946

(1)
All figures shown for the value of stock granted under the PSP and the ISO Plan that would vest upon death, disability or following a change in control are calculated based on the assumption that the triggering event(s) for such vesting took place on December 31, 2009, the last business day of the Company's last completed fiscal year, and that the price per share of our common stock is $17.97, the closing market price as of that date. For more detailed information concerning the change in control provisions of the PSP and the ISO Plan, please see the section titled "Compensation Discussion and Analysis - Payments in the Event of Change in Control" above.

(2)	The figures shown in this column represent amounts that would be paid pursuant to the terms of the PSP in the event of a change in control as defined in the PSP.

EXECUTIVE COMPENSATION

The following table sets forth the compensation received by our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers (the "Named Executive Officers") for services rendered to us in such capacity for the years ended December 31, 2009, 2008 and 2007:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compen- sation($)(4)	All Other Compensation ($)(5)		Total ($)
J. Hyatt Brown	2009	419,203	483,484	-	-	41,567	48,307		992,561
Former Chief Executive	2008	658,406	879,752	-	-	-	149,430	(6)	1,687,588
Officer and Chairman of	2007	636,141	1,137,610	-	-	-	132,465	(6)	1,906,216
the Board

Cory T. Walker (1)	2009	246,674	276,250	-	-	23,750	70,537		617,211
Chief Financial Officer	2008	237,354	325,000	408,658	492,000	-	61,115		1,524,127
Sr. Vice President and	2007	229,355	275,420	-	-	-	54,958		559,733
Treasurer

J. Powell Brown	2009	499,789	966,969	2,619,056	-	83,133	38,928		4,207,875
Chief Executive Officer	2008	398,154	734,667	459,728	861,000	-	32,389		2,485,938
and President	2007	320,459	796,721	-	-	-	33,933		1,151,113

Jim W. Henderson (1)	2009	489,328	858,574	-	-	73,814	98,488		1,520,204
Vice Chairman & Chief	2008	470,837	781,134	510,846	984,000	-	92,484		2,839,301
Operating Officer	2007	454,974	1,010,087	-	-	-	85,115		1,550,176

Kenneth D. Kirk (1)	2009	359,378	283,503	-	-	375,275	85,230		1,103,386
Regional President	2008	345,798	706,000	408,658	565,800	-	82,772		2,109,028
	2007	333,937	797,000	-	-	-	75,034		1,205,971

Thomas E. Riley (1)	2009	402,977	348,692	-	-	482,813	90,427		1,324,909
Regional President	2008	387,749	1,027,972	485,263	934,800	-	83,944		2,919,728
	2007	374,685	929,847	-	-	-	83,346		1,387,878
__________
(1)	There was no change in base salary for these officers in 2009. The total salary paid was higher in 2009 than in 2008 because there were 27 pay periods in 2009 and only 26 pay periods in 2008.
(2)
Amounts shown under the "Stock Awards" column reflect the aggregate grant date fair value of awards computed in accordance with  Financial Accounting Standards Board ASC Topic 718 (formerly "SFAS 123(R)") with respect to stock granted under the PSP to our Named Executive Officers rather than the dollar amount recognized during the fiscal year for financial statement purposes.  The assumptions used for the valuations are set forth in Note 11 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.    See the "Grants of Plan-Based Awards in Fiscal 2009 Table" and the "Compensation Discussion and Analysis" for information with respect to stock granted under the PSP in 2008 and 2009 and the "Outstanding Equity Awards at 2009 Fiscal Year-End" table with respect to stock granted under the PSP prior to 2009.

(3)
Amounts shown under the "Option Awards" column reflect the aggregate grant date fair value of awards computed in accordance with  Financial Accounting Standards Board ASC Topic 718 (formerly "SFAS 123(R)") for 2008 with respect to  options granted under the ISO Plan to our Named Executive Officers rather than the dollar amount recognized during the fiscal year for financial statement purposes.  The assumptions used for the valuations are set forth in Note 11 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.   See the "Grants of Plan-Based Awards in Fiscal 2009 Table and the "Compensation Discussion and Analysis" for information with respect to options granted under the ISO Plan in 2008 and the "Outstanding Equity Awards at 2009 Fiscal Year-End" table for information with respect to options granted under the ISO Plan prior to 2008.

(4)
Amounts shown under the "Non-Equity Incentive Plan Compensation" column represent annual incentive award amounts for services performed in 2009.  Amounts shown under the "Bonus" column represent guaranteed minimum bonuses and additional discretionary bonus amounts for services performed in 2009.  For additional information about our annual incentive and bonus compensation and these payouts see the "Compensation Discussion and Analysis" and the "Grants of Plan-Based Awards in Fiscal 2009 Table" on pages 28 and 29, respectively.

(5)	These dollar amounts include the items identified in the table titled "All Other Compensation Table - 2009" below.
(6)
This amount includes the annual premium of approximately $98,496 paid for a life insurance policy with limits of $20 million on the lives of Mr. Hyatt Brown and his spouse pursuant to which proceeds would have been paid to the Company upon the later of the death of Mr. Hyatt Brown or his spouse.  Pursuant to an agreement between the Company and Mr. and Mrs. Hyatt Brown, at the option of the estate of the second to die (the "Estate"), we had agreed to purchase stock of the Company owned by the Estate in an amount not to exceed the proceeds of the referenced insurance policy. The policy was redeemed by the Company in exchange for cash value in June 2009.

ALL OTHER COMPENSATION TABLE - 2009

Name	Year	Perquisites and Other Personal Benefits ($)(1)	Tax Reimbursements ($)	Insurance Premiums ($)(2)	Company Contributions to Retirement and 401(k) Plans ($)	Cash Dividends ($)(3)	Total ($)
J. Hyatt Brown	2009	24,581	-	13,926	9,800	-	48,307
	2008	21,598	-	118,632	9,200	-	149,430
	2007	13,226	-	110,238	9,000	-	132,465

Cory T. Walker	2009	531	-	6,668	9,800	53,538	70,537
	2008	1,475	-	-	9,200	50,440	61,115
	2007	-	-	1,712	9,000	44,246	54,958

J. Powell Brown	2009	9,123	-	-	9,800	20,005	38,928
	2008	4,341	-	-	9,200	18,848	32,389
	2007	8,400	-	-	9,000	16,533	33,933

Jim W. Henderson	2009	9,692	-	3,018	9,800	75,978	98,488
	2008	11,701	-	-	9,200	71,583	92,484
	2007	11,108	-	2,215	9,000	62,792	85,115

Kenneth D. Kirk	2009	795	-	-	9,800	74,635	85,230
	2008	3,255	-	-	9,200	70,317	82,772
	2007	4,352	-	-	9,000	61,682	75,034

Thomas E. Riley	2009	1,329	-	4,009	9,800	75,289	90,427
	2008	3,811	-	-	9,200	70,933	83,944
	2007	10,117	-	2,007	9,000	62,222	83,346
__________
(1)
These amounts include reimbursement of the cost of annual physical examinations to the extent not otherwise covered by insurance and reimbursement of certain club membership dues. For additional information, please see "Compensation Discussion and Analysis - Other Compensation."

(2)
These amounts include amounts earned by the Company and reimbursed to these employees for personal lines insurance purchased by these employees through the Company or its subsidiaries. In the case of Mr. Hyatt Brown, the amount also includes the matters described in footnote 6 to the Summary Compensation Table, above.

(3)	These amounts represent cash dividends paid on granted PSP shares that have met the first condition of vesting.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2009

The following table provides information about equity incentive compensation awarded to our Named Executive Officers in fiscal 2009, including: (1) the grant date of the PSP grant; (2) the range of  possible annual incentive cash payouts in respect of 2009 performance; (3) the range of stock shares that may be earned in respect of the PSP grant; and (4) the grant date fair value of the PSP grant computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			Market Price of Brown & Brown Stock on	Grant Date Fair Value of Stock and
Name	Grant Date	Threshold ($)	Target ($)(3)	Maximum ($)	Threshhold (#)	Target (#)	Maximum (#)	Grant Date ($)	Option Awards ($)(4)
J. Hyatt Brown	-	568	9,482	170,641	-	-	-	-	-
Cory T. Walker	-	325	5,418	97,500	-	-	-	-	-
J. Powell Brown	7/21/09	1,138	18,964	341,283	41,408	207,040	207,040	$18.95	$2,619,056
Jim W. Henderson	-	1,010	16,838	303,026	-	-	-	-	-
Kennneth D. Kirk	-	382	(5)	(6)	-	-	-	-	-
Thomas E. Riley	-	470	(5)	(6)	-	-	-	-	-
__________
(1)
The "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" column shows the range of possible annual incentive cash payouts in respect of 2009 performance. If performance was below threshold then no amounts will be paid. For additional information related to the annual cash incentive awards including performance targets and measures, see the "Compensation Discussion and Analysis" section of this proxy statement.

(2)
The "Estimated Future Payouts Under Equity Incentive Plan Awards" column shows the range of shares that may be earned in respect of the the stock granted under the PSP to our Named Executive Officers.  See the "Potential Payments Upon Termination or Change in Control – 2009" table in this proxy statement for a description of the treatment of options granted under the ISO Plan and stock granted under the PSP upon a change in control.

(3)
The Compensation Committee did not establish or estimate a target.  The numbers shown use a representative amount based on  the previous fiscal year's performance, as required by applicable rules and guidance of the Securities and Exchange Commission.

(4)
The "Grant Date Fair Value of Stock and Option Awards" column shows the aggregate grant date fair value of  the stock granted under the PSP to our Named Executive Officers in 2009, computed in accordance with FASB ASC Topic 718 (formerly SFAS 123(R)).   The assumptions used for determining values are set forth in Note 11 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(5)
The Compensation Committee did not establish or estimate a target. In the case of Mr. Kirk and Mr. Riley, calculations based on the previous fiscal year's performance of the regions for which they were responsible are not meaningful because the composition of the regions was different in the previous fiscal year.

(6)
The possible annual incentive cash payouts for Mr. Kirk and Mr. Riley do not have an established maximum with respect to the component that is calculated by multiplying fifty percent (50%) of their respective base bonus amounts by the percentage of growth or decrease in earnings per share over the prior year.  For  this reason, no maximum number is indicated.  For additional information related to the annual cash incentive awards including performance targets and measures, see the "Compensation Discussion and Analysis" section of this proxy statement.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The closing market price of our stock underlying the stock options granted under the ISO Plan was $17.97 per share as of December 31, 2009. The resulting difference between the year-end market price and the adjusted exercise price per share of $4.84 for options granted in 2000 is $13.13  per share, and the adjusted exercise price per share of $15.78 for options granted in 2003 is $2.19 per share and the exercise price of $18.48 for options granted in 2008 is -$0.51 per share (per share exercise prices are adjusted to reflect the two-for-one common stock splits that become effective November 28, 2005, November 21, 2001 and August 9, 2000, respectively). Therefore, the values at fiscal year-end of unexercised "in-the-money" options granted to the Named Executed Officers are as set forth in the table below:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END - 2009

	Option Awards(1)					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)(2)	(#)	($)(3)
J. Hyatt Brown	-	-	-	-	-	-	-	-	-
Cory T. Walker	-	-	50,000	15.78	3/24/2013	-	-	-	-
	-	-	100,000	18.48	2/26/2018	-	-	-	-
	-	-	-	-	-	176,984	3,180,402	43,290	777,921
J. Powell Brown	-	-	50,000	15.78	3/24/2013	-	-	-	-
	-	-	175,000	18.48	2/26/2018	-	-	-	-
	-	-	-	-	-	66,132	1,188,392	255,740	4,595,648
Jim W. Henderson	12,672	-	-	15.78	3/24/2013	-	-	-	-
	-	-	200,000	18.48	2/26/2018	-	-	-	-
	-	-	-	-	-	251,168	4,513,489	54,115	972,447
Kenneth D. Kirk	100,118	-	13,282	15.78	3/24/2013	-	-	-	-
	-	-	115,000	18.48	2/26/2018	-	-	-	-
	-	-	-	-	-	246,728	4,433,702	43,290	777,921
Thomas E. Riley	41,360	-	-	4.84	4/20/2010	-	-	-	-
	-	-	180,762	15.78	3/24/2013	-	-	-	-
	-	-	190,000	18.48	2/26/2018	-	-	-	-
	-	-	-	-	-	248,888	4,472,517	51,405	923,748

(1)
Generally, these options vest three months prior to their expiration dates.  This vesting may accelerate, however, in increments of 20% based upon each 20% increase in the stock price above the stock price on the grant date, based on a 20-trading-day average.

(2)	The market value shown was determined by multiplying the number of shares of stock that have not vested by $17.97, the closing market price of our common stock on December 31, 2009.
(3)	The market value shown was determined by multiplying the number of unearned stock shares (at target) by $17.97, the closing market price of our common stock on December 31, 2009.

OPTION EXERCISES AND STOCK VESTED - 2009

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
J. Hyatt Brown	-	-	-	-
Cory T. Walker	-	-	-	-
J. Powell Brown	59,320	780,299	-	-
Jim W. Henderson	-	-	-	-
Kenneth D. Kirk	-	-	-	-
Thomas E. Riley	-	-	-	-

(1)
The value realized upon the exercise of options is the difference between the exercise or base price and the market price of our common stock upon exercise.  The value realized was determined without considering any taxes that were owed upon exercise.

Employment and Deferred Compensation Agreements

Effective July 1, 2009, in connection with his retirement from the position of Chief Executive Officer, J. Hyatt Brown entered into an employment agreement that superseded Mr. Brown's prior agreement with us.  The agreement provides that upon termination of employment, Mr. Brown will not directly or indirectly solicit any of our clients or employees for a period of three years.  The agreement does not include any change in control provisions.

J. Powell Brown, Jim W. Henderson, Kenneth D. Kirk, Thomas E. Riley, Linda S. Downs, Sam R. Boone, Jr., C. Roy Bridges, Colin E. Lowe, Charles H. Lydecker, Kenneth R. Masters, J. Scott Penny, Michael J. Riordan, Anthony Strianese, Cory T. Walker, Robert W. Lloyd, Laurel L. Grammig, Thomas M. Donegan, Jr. and Richard A. Freebourn, Sr. have each entered into standard employment agreements with us or, in the case of Mr. Kirk, with one of our subsidiaries. These agreements may be terminated by either party (in the case of Ms. Downs and Messrs. Henderson and Kirk, upon 30 days' advance written notice). Compensation under these agreements is at amounts agreed upon between us and the employee from time to time. Additionally, for a period of two years following the termination of employment (three years in the case of Ms. Downs and Messrs. Henderson, Powell Brown, Kirk and Riley), these agreements prohibit the employee from directly or indirectly soliciting or servicing our clients, or soliciting our employees to leave their employment with us.

Compensation Committee Interlocks and Insider Participation

Since August 2009 the members of our Compensation Committee have been Chilton D. Varner (Chair), Theodore J. Hoepner and Toni Jennings.

Toni Jennings is a director of SunTrust Bank/Central Florida.  We have a $50 million revolving credit facility with SunTrust (subject to potential increases up to $100 million) and SunTrust also acts as escrow agent with respect to accounts related to certain acquisitions we have made. We expect to continue to use SunTrust during 2010 for a substantial portion of our cash management requirements. Two of our subsidiaries provide insurance-related services to subsidiaries of SunTrust and a number of our offices provide services with respect to premium financing to another such subsidiary of SunTrust. Payments made to, and received from, SunTrust in 2009 totaled less than one percent (1.0%) of our or SunTrust's total consolidated revenues.

For additional information concerning transactions with related persons, see "Certain Relationships and Related Transactions."

Compensation Committee Report

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Board Compensation Committee Report shall not be incorporated by reference into any such filings.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on this review and those discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Chilton D. Varner (Chair)
Theodore J. Hoepner
Toni Jennings

PROPOSAL 1 - ELECTION OF DIRECTORS

The ten (10) nominees for election as directors at the Meeting are J. Hyatt Brown, Samuel P. Bell, III, Hugh M. Brown, J. Powell Brown, Bradley Currey, Jr., Theodore J. Hoepner, Toni Jennings, Wendell S. Reilly, John R. Riedman and Chilton D. Varner.  Information concerning each of the nominees is set forth under the caption "Management - Directors and Executive Officers." All nominees are now members of the Board of Directors.  Nomination of all nominees is for a one (1)-year term until the next Annual Meeting of Shareholders.

Should any nominee become unable or unwilling to accept nomination or election for any reason, it is expected that the resulting vacancy will not immediately be filled.  All nominees have consented to being named in the Proxy Statement and have agreed to serve if elected.  If any nominee for election as a director shall become unable to serve as a director, then proxies will be voted for such substitute nominee as the Nominating/Corporate Governance Committee of the Board of Directors may nominate.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THESE NOMINEES.

PROPOSAL 2 – 2010 STOCK INCENTIVE PLAN

The Compensation Committee has recommended, and the Board of Directors (the "Board") has adopted, subject to shareholder approval, the 2010 Stock Incentive Plan (the "Incentive Plan").  As discussed in the Compensation Discussion and Analysis, equity incentive grants are an important part of our compensation program, providing a basis for long-term incentive compensation and helping to align the interests of our shareholders and our officers and employees. Currently, the only equity incentive plan under which grants may be made is the Company's Performance Stock Plan ("PSP"); due to the expiration of the Company's 2000 Incentive Stock Option Plan (the "ISO Plan") in 2008, there is currently no mechanism whereby stock options may be granted.  The Board believes that the Compensation Committee should have flexibility to structure our executive compensation programs using a variety of incentives and performance-based arrangements to ensure that we can continue to attract and retain key personnel and motivate them to achieve superior performance.  The Incentive Plan would enable the Compensation Committee to make grants of options and stock appreciation rights as well as performance-based and time-based restricted stock, including grants with vesting conditions identical to those associated with past PSP grants (described more fully below), thereby assuring such flexibility. In addition, in order to simplify and make consistent the administration of our stock award plans, we desire for the Incentive Plan to become our only plan for providing equity-based incentive compensation to our eligible employees. Accordingly, the Board has adopted the Incentive Plan, including a sub-plan currently applicable only to Decus Insurance Brokers Limited, our only foreign subsidiary, and in accordance with the rules of the New York Stock Exchange and the requirements of the Internal Revenue Code, the Company is seeking shareholder approval for the adoption of the Incentive Plan.

Approval of the Incentive Plan will not result in any increase in the number of shares issuable under our equity plans.  Rather, the shares available for issuance under the Incentive Plan would equal the remaining number of shares that shareholders have already previously approved for future issuance under the PSP, plus any granted PSP shares that are forfeited in the future. The PSP would be suspended and no additional grants would be made under the PSP (prior grants under the PSP would remain outstanding for the duration of their terms).  If the Incentive Plan is not approved by our shareholders, the PSP would not be suspended, and stock grants would continue to be made under the PSP.

 In connection with the proposed approval of the Incentive Plan, the Company evaluated a variety of considerations, including the criteria of certain proxy advisory firms that utilize quantitative models that disfavor share "overhang" above certain levels.  Given our long vesting periods for equity awards, as described more fully below, we have a substantial percentage of equity grants still outstanding.  As a result, our share “overhang” causes our results to exceed the levels deemed acceptable pursuant to such models, which may trigger a recommendation to vote against the proposed Incentive Plan.

In the case of this proposal, we believe that such quantitative analyses fail to take into consideration several key factors, including the following:

●
The distinctive manner in which our PSP has operated: all grants under the PSP are subject to both a performance-based vesting condition and an extended time-based "all or nothing" vesting condition.  Since the inception of the PSP in 1996, the performance target that has been established as the first condition of vesting has been the increase in the price of the Company's stock, based on a 20-trading-day average price per share (the "Average Closing Price Per Share").  Thus, for example, the most recent grants of Performance Stock, which were made in January 2010, at a time when the price of our stock was $17.77 per share, can only satisfy the first condition of vesting if the following performance targets are met:

Average Closing Price Per Share	Percentage of Grant Meeting the Performance Condition
$21.32	20%
$24.88	40%
$28.43	60%
$31.99	80%
$35.54	100%

The stock price increase must occur during the five-year period following the grant date in order to satisfy the performance condition.  To the extent that the performance condition is not satisfied, the granted shares are forfeited. To the extent that the performance condition is satisfied, the corresponding portion of the grant becomes effective, but such shares will not become vested and non-forfeitable unless the employee also satisfies a 15-year service requirement.  In other words, unless the employee completes 15 years of service from the grant date, the shares that are treated as "Awarded" due to satisfaction of the stock price performance condition generally will be forfeited.5

●
As a result of the requirement that employees' PSP awards must be held for 15 years in addition to satisfying a performance-based requirement in the first five years, most of our historical PSP awards remain unvested and therefore count against "allowable caps" established by share "overhang" quantitative models.  Had we instead granted employees awards that vest based on the passage of a briefer period of time, for instance three, four or five years, a majority of the awards would have vested, would be saleable, and would therefore not count against such caps. Thus, certain share "overhang" models tend to penalize companies that have lengthier vesting periods, even though such longer periods are more closely aligned with shareholder interests.

●
As of December 31, 2009, a total of 8,446,457 shares had been granted under the PSP since its inception in 1996.  Of those, 4,423,436 of the shares that are outstanding have been "Awarded", that is, have satisfied the first condition of vesting due to an increase in the stock price of the Company. Only 686,728 of the shares granted and "Awarded" since inception have vested. Absent the lengthy time-based vesting requirement, the "Awarded" shares would be fully vested and 3,335,111 shares, rather than 7,758,547 shares, would have been outstanding under the PSP at the end of 2009.

5 The only exceptions are for death or disability (in which case all shares that have satisfied the performance condition become vested), attainment of age 64 (in which case, for grants made after January 2008, the "Awarded" shares become vested on a pro rata basis in the year that age 64 is attained, and in each succeeding year that the employee remains employed with us until the 15th year from the date of grant; "Awarded" shares granted prior to January 2008 vest in their entirety upon attainment of age 64) and an award made to our Chief Executive Officer when he was appointed last year to that role that requires him to satisfy a 20-year service requirement (as opposed to only a 15-year service requirement) and measure the required stock increase period over seven years (as opposed to five years) .

The following table shows, of the total number of PSP shares initially authorized for issuance, the percentage of: (i) shares that have vested; (ii) shares that remain available for grant; (iii) shares that have been granted but remain un-Awarded; (iv) Awarded shares that have been outstanding fewer than three years; (v) Awarded shares that have been outstanding more than three years and fewer than five years; and (vi) Awarded shares that have been outstanding more than five years.

●
PSP grants are typically made to high performers and other key employees, in addition to executives.  Of the 4,423,436 PSP shares that have been Awarded and remain outstanding and unvested, the table below shows how many shares have been outstanding for various time periods, as well as the percentage of those shares held by executives and non-executives:

Years PSP grants outstanding	< 5 years	5 - 6	6 - 7	7 - 8	8 - 9	9 - 10	>10
Number of Awarded shares outstanding	105,630	80,326	607,452	134,850	891,120	160,860	2,443,198
Percentage held by non-executives	96.7%	100.0%	68.9%	85.1%	59.2%	74.4%	41.6%
Percentage held by Named Executive Officers (NEOs)	0.0%	0.0%	14.5%	0.0%	18.6%	7.3%	29.7%
Percentage held by all executive officers (including NEOs)	3.3%	0.0%	31.1%	14.9%	40.8%	25.6%	58.4%

●
When companies fail share "overhang" quantitative analyses, typically it is due to a high annual run rate and resulting shares outstanding within a standard vesting period.  Additionally, companies which have a significant number of "underwater" options may run into a problem due to the number of unexercised options.  Our situation is different.  We believe our results should be perceived more favorably by shareholders because the factors that contribute to our relatively high measure of cost and dilution are the lengthy vesting periods under our PSP and our expired ISO Plan, which actually help align the interests of executives and the hundreds of other PSP participants with those of long-term shareholders.  We believe the share "overhang" quantitative models are generally designed with standard plan designs in mind, and may not have contemplated a situation such as ours, where the "overhang" from a relatively large number of outstanding shares from prior awards is due to long vesting periods rather than large annual grants.

Earlier in 2010, the Compensation Committee engaged Mercer (US) Inc. ("Mercer") to assist in analyzing features of the Incentive Plan and to assess the Company's need for such a plan.  Mercer supports the proposed Incentive Plan because it will enable us to maintain our historic approach to granting stock-based incentives while providing our Compensation Committee the flexibility to grant a variety of different awards in the future.  In connection with Mercer's analysis, the Compensation Committee identified the following as the most important reasons the Company's historical approach to granting stock has been shareholder-friendly:

●
PSP awards at Brown & Brown are entirely performance-contingent, unlike the plans of most other companies where only a portion of the total grant is truly performance-contingent. The long-term emphasis of the program requires participants to sustain good performance over an extended period;

●
The required service periods under past PSP and ISO Plan grants provide alignment with the interests of long-term shareholders and mitigate the risk that management will earn a significant reward for unsustainable short-term results.  In terms of vesting requirements, a 15-year vesting period on performance shares and 10-year vesting on stock options are extremely rare.  Typical vesting periods range from three to five years.  Additionally, it is not common for companies to require lengthy service after completion of a performance period;

●
The share usage and potential dilution to shareholders resulting from the Company's recent grant practices seem very reasonable, if not low, relative to competitive practices.  Annually, equity grants have averaged .85% of total shares outstanding during the last 10 years.  This is a relatively low run rate.  Share overhang is 11.10% of our total shares outstanding, which again seems reasonable; and

●
Participation in the PSP extends beyond just the executive ranks.  PSP grants to corporate officers represent only about 33.6% of total grants outstanding, and PSP grants to NEOs represent only about 17% of such grants.  Thus, awards have not been skewed to top executives.

The recruitment and retention of quality personnel, both through direct hire and by way of acquisition of other insurance intermediaries, is an integral part of our corporate culture and is, we believe, essential to our continued success. Our Compensation Committee and our Board believe that it is important to maintain our current PSP grant criteria, while adding the capability to make other types of equity awards as and when appropriate, all in the context of a single omnibus plan and consistent with our compensation philosophy. The Incentive Plan is, in our view, critical to the accomplishment of these objectives.

Description of the Incentive Plan

A description of the provisions of the Incentive Plan is set forth below.  This summary is qualified in its entirety by the detailed provisions in the Incentive Plan, which is attached as an appendix to this proxy statement together with the proposed sub-plan applicable to Decus Insurance Brokers, Limited, our only foreign subsidiary.

Overview.  The purpose of the Incentive Plan is to attract, incentivize and retain our key employees by offering those persons an opportunity to acquire or increase a direct proprietary interest in our operations and future success.

Eligibility. All employees of the Company and its subsidiaries, and all members of the Board, are eligible to participate in the Incentive Plan.  The Incentive Plan includes a sub-plan as an appendix which is applicable to Decus Insurance Brokers, Limited, our only foreign subsidiary.  The Board could adopt additional sub-plans applicable to other foreign subsidiaries we might have in the future.  The rules of such sub-plans may take precedence over other provisions of the Incentive Plan.

Shares Reserved for Issuance under the Incentive Plan.  The shares of common stock reserved for issuance under the Incentive Plan are any shares that are authorized to be issued under the PSP that are not already subject to awards granted under the PSP, and that are outstanding as of the date of suspension of the PSP.  If the PSP were suspended as of December 31, 2009, this number of shares would be 5,953,543.  In addition, PSP shares and Incentive Plan shares that are forfeited in the future will be available for issuance under the Incentive Plan.  The Company cannot now determine the number of awards to be granted in the future under the Incentive Plan to all current employees who are executive officers either individually or as a group.

Administration.  The Compensation Committee of the Board of Directors (the "Committee") has authority to grant awards to employees under the Incentive Plan and is responsible for the general administration and interpretation of the Incentive Plan.  The Incentive Plan provides that  members  of the  Committee  have a right to indemnification with  respect  to claims  arising  against them individually as a result  of  their administration  of  the  Incentive Plan,  except  in  the  case  of   gross negligence, bad faith or intentional misconduct.

The Committee has authority to establish the terms of each award, including the number of awards granted, the vesting schedule and exercisability.  The Committee may establish performance goals as a prerequisite to exercisability or vesting, and such goals and other terms need not be uniform among various participants.  Each employee or director granted awards under the Incentive Plan will be required to enter into an award agreement with the Company setting forth the terms and conditions of the grant, including any performance goals that are a prerequisite to exercising or vesting of the grant.

Types of Awards Available for Grant under the Incentive Plan

Options.  Options granted under the Incentive Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified  stock options.

As a general rule, the exercise price for any stock option must be no less than the fair market value of the stock subject to such option as of the date of grant, except for incentive stock options granted to a grantee who owns 10% or more of the voting power of the Company, in which case the exercise price must be at least 110% of the fair market value of such stock as of the date of grant.  To the extent that the fair market value of that  portion of any grant of incentive stock options  that  is exercisable  for  the  first  time  in  any  given year exceeds $100,000, such options will be treated as  non-qualified stock options.  The Committee shall not grant to any employee or director in any calendar year options to purchase more than five hundred thousand shares.

Options granted under the Incentive Plan generally will not be exercisable after the expiration of 10 years after the effective date of the grant.   In  addition, no incentive stock option granted  to  a  beneficial owner of 10% or more of the Company's outstanding shares will  be exercisable  after  the  expiration  of  five  years  after  the effective date of the grant.

Generally, options may be exercised only while the award holder is an employee or director of the Company or within a limited period after the award holder leaves employment or service with the Company or after the award holder's retirement, disability, or death.  During the award holder's lifetime, an award is exercisable only by the award holder.   Awards generally are not transferable except upon the death of the award holder.   If  an award holder's employment or service is terminated  under certain  circumstances  following a  change  of  control  of  the Company,  the award holder will become 100% vested in the grant and may  exercise the award for a period of three months after the date of termination.

On the date of exercise, the award holder may pay the full option price in cash, in shares of common stock previously acquired by the award holder valued at fair market value, or in any other form of consideration approved by the Committee.  The use of previously acquired shares to pay the option price enables the award holder to avoid the need to fund the entire purchase with cash. Upon exercise of an award, the number of shares subject to the option and the number of shares available under the Incentive Plan for future option grants will be reduced by the number of shares with respect to which the option is exercised.

Stock Appreciation Rights.  The Committee also may grant stock appreciation rights that will entitle the award recipient to receive the excess of the fair market value of a share of the Company's common stock over the exercise price for each share with respect to which the stock appreciation right is exercised.  Payment upon exercise of a stock appreciation right may be in cash, shares or a combination of cash and shares, as determined by the Committee. The Committee shall not grant to any employee or director, in any calendar year, stock appreciation rights covering more than five hundred thousand shares.

Stock Grants.  The Committee also may grant awards of shares of the Company's common stock in such amount and upon such terms and conditions as the Committee specifies in the award agreement.  The Committee shall not grant to any employee or director, in any calendar year, stock grants of more than five hundred thousand shares.

To the extent the Committee considers it desirable for compensation delivered pursuant to a stock grant to be eligible to qualify for an exemption from the limit on tax deductibility of compensation under Section 162(m) of the Code, the Committee may provide that the lapsing of restrictions on the stock award and the distribution of shares, as applicable, shall be subject to satisfaction of one, or more than one, objective performance target(s). The Committee shall determine the performance targets that will be applied with respect to each such stock award at the time of grant, but in no event later than 90 days after the commencement of the period of service to which the performance target(s) relate. The performance criteria applicable to such stock awards will be one or more of the following criteria:

●	stock price;
●	sales;
●	earnings per share, core earnings per share or variations thereof;
●	return on equity;
●	costs;
●	revenue;
●	days payables outstanding;
●	days sales outstanding;
●	cash flow;
●	operating income;
●	profit after tax;
●	profit before tax;
●	return on assets;
●	return on sales;
●	invested capital;
●	net operating profit after tax;
●	return on invested capital;
●	total shareholder return;
●	earnings;
●	return on equity or average shareowners' equity;
●	total shareowner return;
●	return on capital;
●	income or net income;
●	operating income or net operating income;
●	operating profit or net operating profit;
●	operating margin;
●	growth in shareowner value relative to the moving average of the Standard & Poor's 500 Composite Stock Index ("S&P 500") or a peer group index; and/or
●	net cash provided by operating activities.

The Committee may appropriately adjust any evaluation of performance under the criteria set forth above to exclude certain items or events or in such other manner and to such extent as the Committee deems appropriate under the applicable circumstances. The Committee may not increase the number of shares granted pursuant to any such stock award, nor may it waive the achievement of any performance target. Prior to the payment of any such stock award, the Committee shall certify in writing that the applicable performance target(s) was (were) met.

        Adjustment for Certain Events. If the Company undergoes certain events or changes regarding its capital structure, such as a stock dividend, stock split, reverse stock split, recapitalization, reclassification or a similar event, appropriate adjustments will be made to the number and class of shares available for issuance under the Incentive Plan and the number and class of shares and, if applicable, exercise price relating to any outstanding awards. Appropriate adjustments would also be made if a majority of the shares which are the same class as the shares that are subject to outstanding awards are exchanged for,  converted into, or otherwise become shares of another corporation. If such an event occurs, the Committee will amend the outstanding awards to provide that such awards are exercisable or will be settled for or with respect to such new shares.

Effect of Change in Control.   Involuntary or constructive termination of an award holder's employment after a change in control transaction, as defined in the Incentive Plan, may cause the holder's awards to become vested.

No Repricing. The Committee may not modify or amend any outstanding option or stock appreciation right so as to specify a lower exercise price or accept the surrender of an outstanding option or stock appreciation right and authorize the granting of a new option or stock appreciation right with a lower exercise price in substitution for such surrendered option or stock appreciation right.

Amendment or Termination of the Incentive Plan.  Except as may be required by law, the Committee may terminate or amend the Incentive Plan at any time without further shareholder or regulatory approval.  However, no termination or amendment of the Incentive Plan may adversely affect any then outstanding option without the consent of the award holder. Unless earlier terminated by the Committee, the Incentive Plan will be in effect until options have been granted and exercised with respect to all shares available for the Incentive Plan.  However, no award can be granted under the Incentive Plan more than 10 years after the Incentive Plan has been approved by the Company's shareholders.

Tax Consequences

The federal income tax consequences of participation in the Incentive Plan are complex and subject to change.  The following discussion is only a summary of the general tax rules applicable to the Incentive Plan.

Options.  Options granted under the Incentive Plan may be either incentive stock options or non-qualified stock options.  Options that are designated as incentive stock options are intended to qualify as such under Section 422 of the Code.  With respect to  incentive stock  options, neither the grant nor the exercise of the  option will subject the employee to taxable income, other than under the Alternative Minimum Tax (Section 56(b)(3) of the Code), which  is not  discussed in detail in this summary.  There is no required tax withholding in connection with the exercise of incentive stock options.   Upon  the  ultimate disposition  of  the  stock obtained  on  an  exercise  of  an incentive  stock  option,  the employee's  entire gain will be taxed at the rates applicable  to long-term capital gains, provided the employee has satisfied  the prescribed  holding periods relating to incentive  stock  options and  the  underlying stock.  This treatment  will  apply  to  the entire  amount  of  gain recognized on the  sale  of  the  stock, including  the  portion of gain that reflects the spread  on  the date  of  exercise between the fair market value of the stock  at the  time of grant and the fair market value of the stock at  the time of exercise.

The Company does not receive a compensation deduction for tax purposes with respect to incentive stock options.   However, if  the  employee disposes of the stock purchased on exercise  of the  incentive  stock  option prior to  the expiration of the applicable holding periods required by Section 422 of the Code, the Company will  be entitled  to  a deduction equal to the employee's realization  of ordinary  income  by  virtue  of  the  employee's  disqualifying disposition.

Non-qualified stock options granted under the Incentive Plan will not qualify for any special tax benefits to the option holder.   An option holder generally will not recognize any taxable income at the time he or she is granted a non-qualified option.  However, upon  its  exercise,  the option holder will  recognize  ordinary income  for  federal tax purposes measured by the excess  of  the fair market value of the shares at the time of exercise over  the exercise price.  The income realized by the option holder will be subject to income and other employee withholding taxes.

The option holder's basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a non-qualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option.  Upon disposition of any shares acquired  pursuant  to  the  exercise of  a  non-qualified  stock option,  the  difference between the sale price  and  the  option holder's basis in the shares will be treated as a capital gain or loss  and  generally will be characterized as  long-term capital gain or loss if the shares have been held for more than one year at the time of their disposition.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of  a  non-qualified  stock option or a sale or disposition  of  the  shares acquired  upon  the  exercise  of a non-qualified  stock  option. However, upon the exercise of a non-qualified stock option  by  a holder,  the Company will be entitled to a deduction for federal income  tax purposes equal to the amount of ordinary income  that an  option  holder is required to recognize as a  result  of  the exercise, provided that the deduction is not otherwise disallowed under the Code.

Stock Grants and Stock Appreciation Rights.  With respect to stock grants and stock appreciation rights that may be settled either in cash or in shares that are either transferable or not subject to a substantial risk of forfeiture under Section 83 of the Code, the award recipient will realize ordinary taxable income, subject to tax withholding, equal to the amount of the cash or the fair market value of the shares received. The Company will be entitled to a deduction in the same amount and at the same time as the compensation income is received by the award recipient. With respect to shares that are both nontransferable and subject to a substantial risk of forfeiture, the award recipient will realize ordinary taxable income equal to the fair market value of the shares at the first time the shares are either transferable or not subject to a substantial risk of forfeiture. The Company will be entitled to a deduction in the same amount and at the same time as the ordinary taxable income realized by the award recipient.

All of the above-described deductions are subject to the limitations on deductibility described in Section 162(m) of the Code.

The foregoing is only a summary of the effect of federal income taxation upon the award recipient and the Company with respect to the grant and exercise of awards under the Incentive Plan, does not purport to be complete and does not discuss the tax consequences of the recipient's death or the income tax laws of any municipality, state or foreign country in which a recipient may reside.

FOR THE REASONS OUTLINED ABOVE, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

PROPOSAL 3 – RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP to audit the financial statements of Brown & Brown, Inc. for the fiscal year ending December 31, 2010, and to perform other appropriate services. Deloitte & Touche LLP has audited the financial statements of Brown & Brown, Inc. since the fiscal year ended December 31, 2002. A representative of Deloitte & Touche LLP is expected to be present at the Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

If the shareholders do not approve the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2010, the appointment of the independent registered public accountants will be reconsidered by the Audit Committee of the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

Report of the Audit Committee

The Audit Committee of the Board of Directors operates pursuant to an Audit Committee Charter adopted by the Company's Board of Directors on June 14, 2000, as amended in 2004 and 2007.  The Audit Committee Charter is posted on the Company's website (www.bbinsurance.com) in the "Corporate Governance" section, under "Key Documents."

Each member of the Audit Committee qualifies as "independent" (as that term is defined in the listing standards of the NYSE, as currently in effect, as well as other statutory, regulatory and other requirements applicable to the Company's Audit Committee members).

With respect to the fiscal year ended December 31, 2009, the Audit Committee:

(1)           has reviewed and discussed the Company's audited financial statements with management and the independent registered public accountants;

(2)           has discussed with the independent registered public accountants of the Company the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor's Communication with Those Charged with Governance, as currently in effect;

(3)           has received and reviewed the written disclosures and the letter from the independent registered public accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants' communications with the Audit Committee concerning independence, and has discussed with the independent registered public accountants the independent registered public accountants' independence; and

(4)           based on the review and discussions with management and the independent registered public accountants referenced above, recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the Securities and Exchange Commission.

It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures. In performing its oversight responsibility, members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accountants.  Accordingly, the Audit Committee's considerations and discussions do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards ("GAAS") or that the financial statements are presented in accordance with generally accepted accounting principles in the United States of America ("GAAP").

AUDIT COMMITTEE

Hugh M. Brown (Chair)
Bradley Currey, Jr.
Toni Jennings
Wendell S. Reilly

INFORMATION CONCERNING INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We incurred the following fees for services performed by Deloitte & Touche LLP for fiscal years 2009 and 2008:

FEES PAID TO DELOITTE & TOUCHE LLP

Audit Fees

The aggregate fees billed to us by Deloitte & Touche LLP for professional audit services rendered for the audit of our annual financial statements, the review of financial statements included in our Form 10-Qs and the audit of our internal control over financial reporting for the fiscal years ended December 31, 2009 and 2008, including any out-of-pocket expense, were $729,889 and $726,313, respectively.

Audit-Related Fees

No fees were billed to us by Deloitte & Touche LLP for assurance and related services reasonably related to the performance of the audit or review of our financial statements that are not reported above under the caption "Audit Fees" for the fiscal years ended December 31, 2009 and 2008.

Tax Fees

No fees were billed to us by Deloitte & Touche LLP for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2009 or 2008.

All Other Fees

Fees of $9,996 were billed to Decus Insurance Brokers Limited, our indirect subsidiary based in the United Kingdom ("Decus"), by Deloitte & Touche LLP in 2008 for services related to compliance with requirements of the U.K. Financial Services Authority.  No fees were billed to Decus by Deloitte & Touche LLP in 2009.

Audit Committee Policy for Pre-Approval of Independent Registered Public Accountant Services

Our Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accountants pursuant to the Audit Committee's pre-approval policies and procedures in order to assure that the provision of such services does not impair the independent registered public accountants' independence.  The Audit Committee requires that any proposed engagement of the independent registered public accountants to perform services in addition to those approved in connection with the annual engagement letter entered into with the independent registered public accountants must be considered and approved in advance by the Audit Committee, except that the Committee's pre-approval for non-audit services is not required to the extent such non-audit services meet the de minimus exception requirements of Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended. During fiscal year 2009, all services were approved by the Audit Committee in accordance with this policy.

PROPOSALS OF SHAREHOLDERS

Proposals of shareholders intended to be presented at the 2011 Annual Meeting of Shareholders must be received by us no later than November 19, 2010 to be included in our proxy statement and form of proxy related to that meeting.  In addition, the proxy solicited by the Board of Directors for the 2011 Annual Meeting of Shareholders will confer discretionary authority to vote on any shareholder proposal presented at that Meeting, unless we are provided with written notice of such proposal by February 2, 2011.  All shareholder proposals should be sent to our Secretary at 3101 W. Martin Luther King Jr. Boulevard, Suite 400, Tampa, Florida 33607.

OTHER MATTERS

Our 2009 Annual Report to Shareholders (the "Annual Report") accompanies this Proxy Statement.  We will provide to any shareholder, upon the written request of such person, a copy of our Annual Report on Form 10-K, including the financial statements and the exhibits thereto, for the fiscal year ended December 31, 2009, as filed with the SEC pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended. Any such request should be directed to Brown & Brown, Inc., 3101 W. Martin Luther King Jr. Boulevard, Suite 400, Tampa, Florida 33607, Attention: Secretary. No charge will be made for copies of such Annual Report on Form 10-K; however, a reasonable charge will be made for copies of the exhibits.

Only one copy of this Proxy Statement and the accompanying Annual Report is being delivered to shareholders who share an address, unless we have received contrary instructions from one or more of such shareholders.  We will promptly deliver a separate copy of this Proxy Statement and the accompanying Annual Report to any shareholder at a shared address to which a single copy of these documents has been delivered upon our receipt of a written or oral request from that shareholder directed to the address shown above, or to us at 813-222-4182.  Any shareholder sharing a single copy of the Proxy Statement and Annual Report who wishes to receive a separate mailing of these materials in the future, or any shareholders sharing an address and receiving multiple copies of these materials who wish to share a single copy of these documents in the future, should also notify us at the address shown above.

The material referred to in this Proxy Statement under the captions "Compensation Discussion and Analysis," "Compensation Committee Report" and "Report of the Audit Committee" shall not be deemed soliciting material or otherwise deemed filed, and shall not be deemed to be incorporated by any general statement of incorporation by reference in any filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

By Order of the Board of Directors

Laurel L. Grammig
Secretary
Tampa, Florida
March 19, 2010

BROWN & BROWN, INC.
2010 STOCK INCENTIVE PLAN

1.          Establishment, Purpose and Term of Plan.

  1.1            Establishment.  Brown & Brown, Inc. 2010 Stock Incentive Plan (the “Plan”) is hereby established effective as of March 9, 2010 (the “Effective Date”).

  1.2           Purpose.  The purpose of the Plan is to promote the success of the Corporation and its stockholders by attracting and retaining Employees and Directors by supplementing their cash compensation and providing a means for them to increase their holdings of Stock of the Corporation.  The opportunity so provided and the receipt of Awards as compensation are intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Corporation for the benefit of customers and stockholders, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals in the future.  Awards granted under the Plan may be Incentive Stock Options, Nonqualified Stock Options, Stock Grants, and Stock Appreciation Rights.  Such Awards will be granted to certain Employees and Directors to recognize and reward outstanding individual performance.

  1.3           Term of Plan.  The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued.  However, all Awards shall be granted, if at all, within ten (10) years from the Effective Date.  Notwithstanding the foregoing, if the maximum number of shares of Stock issuable pursuant to the Plan as provided in Section 4.1 has been increased at any time, all Awards shall be granted, if at all, within ten (10) years from the date such amendment was adopted by the Board.

2.          Definitions and Constructions; Sub-Plans.

  2.1           Definitions.  Whenever used herein, the following terms shall have their respective meanings set forth below:

  (a)    “Award” means an Option, Stock Appreciation Right or Stock Grant.

  (b)    “Award Agreement” means a written or electronic agreement between the Corporation and a Grantee setting forth the terms, conditions and restrictions of an Award granted to the Grantee.

  (c)    “Board” means the Board of Directors of the Corporation.

  (d)   “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

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  (e)   “Committee” means the Compensation Committee of the Board or such other committee of the Board duly appointed to administer the Plan, and being composed and having such powers as are specified in the Plan or by the Board as generally provided for in the Plan.

  (f)   “Corporation” means Brown & Brown, Inc., a Florida corporation, or any successor corporation thereto.

  (g)   “Director” means a member of the Board.

  (h)    “Disability” means, with respect to a particular Grantee, that he or she is entitled to receive benefits under the long-term disability plan of the Corporation or a Subsidiary, as applicable, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the person’s occupation at the time when such disability commenced, or, if the Grantee was retired when such disability commenced, the inability to engage in any substantial gainful activity, in either case as determined by the Committee based upon medical evidence acceptable to it.

  (i)   “Employee” means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of the Corporation or its Subsidiaries.

  (j)   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

  (k)   “Fair Market Value” means, as of any date, the closing price of the Stock on the New York Stock Exchange, Inc. (as published by The Wall Street Journal, if published) on such date, or if the Stock was not traded on such day, on the next preceding day on which the Stock was traded.

  (l)   “Grantee” means a person who has been granted one or more Awards under this Plan.

  (m)   “Incentive Stock Option” means an Option so denominated in the Award Agreement and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

  (n)   “Nonqualified Stock Option” means an Option so denominated or which does not qualify as an Incentive Stock Option.

  (o)   “Option” means a right to purchase Stock (subject to adjustment as provided in Section 4.2) pursuant to the terms and conditions of the Plan.  An Option may be either an Incentive Stock Option or a Nonqualified Stock Option.

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  (p)   “Ownership Change Event” shall mean the occurrence of any of the following with respect to the Corporation:

               (i)        the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Corporation of more than fifty percent (50%) of the voting stock or beneficial ownership of the Corporation;

               (ii)       a merger or consolidation in which the Corporation is a party; or

               (iii)      the sale, exchange, or transfer of all or substantially all of the assets of the Corporation.

              (q)   “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

  (r)   “Stock” means the Corporation’s common stock, $.10 par value, as adjusted from time to time in accordance with Section 4.2.

  (s)   “Stock Appreciation Right” or “SAR” has the meaning set forth in Section 7 of the Plan.

  (t)   “Stock Grant” means shares of Stock that are awarded to a Grantee pursuant to Section 8 of the Plan.

  (u)   “Subsidiary” means any present or future “subsidiary corporation” of the Corporation, as defined in Section 424(f) of the Code.

 (v)   “Ten Percent Owner Grantee” means a Grantee who, at the time an Option is granted to the Grantee, owns stock constituting more than ten percent (10%) of the total combined voting power of all classes of stock of Corporation within the meaning of Section 422(b)(6) of the Code.  For the purpose of determining under any provision of this Plan whether a Grantee owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation, attribution rules contained in Section 424(d) of the Code shall apply.

  (w)   “Transfer of Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the “Transaction”) wherein the stockholders of the Corporation immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Corporation’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Corporation or the corporation or corporations to which the assets of the Corporation were transferred (the “Transferee Corporation(s)”), as the case may be.  For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporation which, as a result of the Transaction, own the Corporation or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations.  The Committee shall have the right to determine whether multiple sales or exchanges of the voting stock of the Corporation or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

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  2.2           Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan.  Except when otherwise indicated by the context, the singular shall include the plural, the plural shall include the singular, and the term “or” shall include the conjunctive as well as the disjunctive.

  2.3           Sub-Plans for Foreign Subsidiaries.  The Board may adopt sub-plans applicable to particular foreign Subsidiaries.  All Awards granted under such sub-plans shall be treated as grants under the Plan.  The rules of such sub-plans may take precedence over other provisions of the Plan, with the exception of Section 4, but unless otherwise superseded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan.

3.           Administration.

  3.1           Administration.  The Plan shall be administered by the Committee which shall be duly appointed by the Board.  All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determination shall be final and binding upon all persons having an interest in the Plan or such Award.  The composition of the Committee shall at all times comply with the requirements of Rule 16b-3 under the Exchange Act and with the requirements of Section 162(m) of the Code, and all members of the Committee shall be “non-employee directors” as defined by Rule 16b-3 and “outside directors” as referred to in Section 162(m).

  3.2           Powers of the Committee.  The Committee shall have full power and authority with respect to the Plan, except those specifically reserved to the Board, and subject at all times to the terms of the Plan and any applicable limitations imposed by law.  In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its sole discretion:

  (a)   to grant Awards in the forms of Options, Stock Appreciation Rights and Stock Grants, and to determine the persons to whom, and the time or times at which, Awards shall be granted and the types and amounts of such Award, which determination need not be uniform among persons similarly situated and may be made selectively among Employees and Directors;

  (b)   to designate Options as Incentive Stock Options or Nonqualified Stock Options;

  (c)   to determine the terms, conditions and restrictions applicable (which need not be identical) to each Award, including, without limitation, (i) the exercise price of an Option or SAR, (ii) the method of payment for shares purchased upon the exercise of an Option, (iii) the method for satisfaction of any tax withholding obligations arising in connection with an Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability of Options and SARs, (v) the time of the expiration of an Award, (vi) the effect of the Grantee’s termination of employment or service with Corporation on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to an Award or such shares not inconsistent with the terms of the Plan;

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  (d)   to approve one or more forms of Award Agreement;

  (e)   to amend the exercisability of any Option or SAR, including with respect to the period following a Grantee’s termination of employment or service with the Corporation;

  (f)   to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Awards;

  (g)   to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent consistent with the Plan and applicable law;

  (h)   to establish performance goals on which the vesting of the Awards are based;

      (i)    to certify in writing that such performance goals referred to in subsection (h) above have been met; and

  (j)    to modify or amend each Award, provided however that the Committee may not modify or amend any outstanding Option or SAR so as to specify a lower exercise price, or accept the surrender of an outstanding Option or SAR and authorize the granting of a new Option or SAR with a lower exercise price in substitution for such surrendered Option or SAR, or buy out, for a payment in cash or shares of Stock, an outstanding Option or SAR.

4.           Shares Subject to Plan.

  4.1           Shares Issuable.  Subject to adjustment as provided in Section 4.2, any shares of Stock that are authorized to be issued under the Brown & Brown, Inc. Performance Stock Plan (the “Performance Stock Plan”) and that are not subject to awards granted under the Performance Stock Plan and outstanding as of the Effective Date shall be available for Awards under the Plan.  Therefore, based on the number of shares of Stock that are authorized to be issued under the Performance Stock Plan and that are not subject to awards granted under the Performance Stock Plan and outstanding as of as of the Effective Date, the number of shares of Stock that are authorized to be issued under the Plan is 5,953,543.  If any portion of an outstanding Award for any reason expires or is terminated or canceled or forfeited, the shares of Stock allocable to the expired, terminated, canceled, or forfeited portion of such Award shall again be available for issuance under the Plan.  In addition, if any portion of an outstanding award that was granted prior to the Effective Date under the Performance Stock Plan for any reason expires or is terminated or canceled or forfeited on or after the Effective Date, the shares of Stock allocable to the expired, terminated, canceled, or forfeited portion of such Performance Stock Plan award shall be available for issuance under the Plan.  Awards made in connection with the assumption of, or substitution for, outstanding awards previously granted to individuals who become Employees of the Corporation or a Subsidiary as a result of any merger, consolidation, acquisition of property or stock, or reorganization, shall not count against the limitations set forth in this Section 4.  All of the shares of Stock available for Awards under the Plan shall be available for issuance pursuant to the exercise of Incentive Stock Options granted under the Plan.  With respect to Stock Appreciation Rights, if the payment upon exercise of a SAR is in the form of shares of Stock, the shares of Stock subject to the SAR shall be counted against the available shares as one share for every share subject to the SAR, regardless of the number of Shares used to settle the SAR upon exercise.

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  4.2           Adjustments for Changes in Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar event or change in the capital structure of the Corporation, appropriate adjustments shall be made in the number and class of shares available for issuance under the Plan as set forth in Section 4.1, and in the number and class of shares of any outstanding Awards, and in the annual limits set forth in Sections 6, 7, and 8.  If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Committee shall amend the outstanding Options and SARs to provide that such Options and SARs are exercisable for or with respect to New Shares.  In the event of any such amendment, the number of shares subject to, and any exercise price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its sole discretion.  Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, as determined by the Committee, and in no event may the exercise price be decreased to any amount less than the par value, if any, of the stock subject to an Option or SAR.  The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

5.           Eligibility and Limitations.

  5.1           Persons Eligible for Awards.  Awards may be granted only to Employees and Directors, as designated by the Committee in its sole discretion.  Only Employees shall be eligible to receive grants of Incentive Stock Options. The Committee’s designation of a person as a participant in any year does not require the Committee to designate that person to receive an Award under this Plan in any other year or, if so designated, to receive the same Award as any other participant in any year.  The Committee may consider such factors as it deems pertinent in selecting participants and in determining the amount of their respective Awards, including, but without being limited to: (a) the financial condition of the Corporation or a Subsidiary; (b) expected profits for the current or future years; (c) the contributions of a prospective participant to the profitability and success of the Corporation or a Subsidiary; and (d) the adequacy of the prospective participant’s other compensation.  The Committee, in its discretion, may grant Awards to a participant under this Plan, even though stock, stock options, stock appreciation rights and other benefits previously were granted to him or her under this or another plan of the Corporation or a Subsidiary, whether or not the previously granted benefits have been exercised, but the participant may hold such Awards only on the terms and subject to the restrictions hereafter set forth.  A person who has participated in another benefit plan of the Corporation or a Subsidiary may also participate in this Plan.

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  5.2           Fair Market Value Limitation.  To the extent that the aggregate Fair Market Value of stock with respect to which Options designated as Incentive Stock Options are exercisable by a Grantee for the first time during any calendar year (under all stock option plans of the Corporation, including this Plan) exceeds One Hundred Thousand Dollars ($100,000), that portion of such Options which exceeds such amount shall be treated as Nonqualified Stock Options.  For purposes of this Section 5.2, Options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of Stock shall be determined as of the time the Option with respect to such Stock is granted.  If the Code is amended to provide for a different limitation from that set forth in this Section 5.2, such different limitation shall be deemed incorporated herein, effective as of the date of and with respect to such Options as required or permitted by, such amendment to the Code.  If an Option is treated as an Incentive Stock Option in part and as a Nonqualified Stock Option in part by reason of the limitation set forth in this Section 5.2, the Grantee may designate which portion of such Option the Grantee is exercising and may request that separate stock certificates representing each such portion be issued upon the exercise of the Option.  In the absence of such designation, the Grantee shall be deemed to have exercised the Incentive Stock Option portion of the Option first.

  5.3           No Right of Grant or Employment.  No Employee or Director shall have any claim or right to be granted an Award under the Plan, or, having been selected for the grant of an Award, to be selected for a grant of any other Award.  Neither the Plan nor any action taken hereunder shall be construed as giving any Grantee any right to be retained in the employ or service of the Corporation or a Subsidiary, or interfere in any way with the right of the Corporation or its Subsidiaries to terminate such Grantee’s employment or service at any time.

6.           Terms and Conditions of Options.   Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish.  No Employee or Director shall be granted in any calendar year Options to purchase more than five hundred thousand (500,000) shares of Stock.  The limitation described in this Section 6 shall be adjusted proportionately in connection with any change in the Corporation’s capitalization as described in Section 4.2 of the Plan.  If an Option is canceled in the same calendar year in which it was granted, the canceled Option will be counted against the limitation described in this Section 6.  Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions.

  6.1           Exercise Price.  The exercise price for each Option shall be established in the sole discretion of the Committee and, except as otherwise provided in this Section 6.1 or a sub-plan applicable to a particular foreign Subsidiary, shall be no less than the Fair Market Value of a share of Stock on the effective date of grant of the Option; provided, however, that an Incentive Stock Option granted to a Ten Percent Owner Grantee shall have an exercise price per share that is no less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of such Option.  Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonqualified Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

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  6.2           Exercise Period.  An Option shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria, and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option; and (b) no Incentive Stock Option granted to a Ten Percent Owner Grantee shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option.

  6.3           Payment of Option Exercise Price.

  (a)   Forms of Consideration Authorized.  Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to the exercise of any Option shall be made (i) in cash, by check, or by cash equivalent, (ii) subject to the approval of the Committee, by tender to the Corporation of shares of Stock owned by the Grantee having a Fair Market Value (as determined by the Corporation without regard to any restrictions on transferability applicable to such Stock by reason of federal or state securities laws or agreements with an underwriter for the Corporation) not less than the exercise price, (iii) subject to the approval of the Committee, by directing the Corporation to retain all or a portion of the shares of Stock otherwise issuable to the Grantee under the Plan pursuant to such exercise having a Fair Market Value equal to the aggregate exercise price, (iv) by the assignment of the proceeds of a sale or loan with respect to some or all of the shares of stock being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (v) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (vi) by any combination thereof.  The Committee may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 6.5 hereof, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of considerations.

  (b)   Tender of Stock.  Notwithstanding the foregoing, an Option may not be exercised by tender to the Corporation of shares of Stock to the extent such tender would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Corporation’s Stock.

  (c)   Cashless Exercise.  The Corporation reserves, at any and all times, the right, in the Corporation’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

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  6.4   Tax Withholding.  The Corporation shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, a number of whole shares of Stock having a Fair Market Value, as determined by the Corporation, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Corporation with respect to such Option.  Alternatively, or in addition, in its sole discretion, the Corporation shall have the right to require the Grantee, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Corporation arising in connection with the exercise.  The Corporation shall have no obligation to deliver shares of Stock or cash, or to release shares of Stock from an escrow established pursuant to the Award Agreement, until the Corporation’s tax withholding obligations have been satisfied by the Grantee.

  6.5   Standard Forms of Award Agreement.

  (a)   Incentive Stock Options.  Unless otherwise provided by the Committee at the time the Option is granted, an Option designated as an “Incentive Stock Option” shall comply with and be subject to the terms and conditions set forth in the appropriate form of Incentive Stock Option Award Agreement as adopted by the Committee and as amended from time to time.

  (b)           Nonqualified Stock Options.  Unless otherwise provided by the Committee at the time the Option is granted, an Option designated as a “Nonqualified Stock Option” shall comply with and be subject to the terms and conditions set forth in the appropriate form of Nonqualified Stock Option Award Agreement as adopted by the Committee and as amended from time to time.

  (c)           Standard Term of Options.  Except as otherwise provided by the Committee in the grant of an Option, any Option granted hereunder shall have a term of ten (10) years from the effective date of grant of the Option.

  (d)           Standard Vesting Provisions.  Except as otherwise provided by the Committee in the grant of an Option, any Option granted hereunder shall become vested based upon the attainment of certain performance levels as described in the Award Agreement executed in connection with such Option.

  (e)           Authority to Vary Terms.  The Committee shall have the authority from time to time to vary the terms of any of the standard forms of Award Agreement described in this Section 6.5 either in connection with the grant or amendment of any individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement shall be in accordance with the terms of the Plan.  The Committee, may in its discretion, provide for the extension of the exercise period of an Option, accelerate the vesting of an Option, eliminate or make less restrictive any restrictions contained in an Award Agreement, or waive any restriction or provision of this Plan or an Award Agreement in any manner that is either (i) not adverse to the Grantee or (ii) consented to by the Grantee.

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  6.6           Nontransferability of Options.  During the lifetime of the Grantee, an Option shall be exercisable only by the Grantee or the Grantee’s guardian or legal representative.  No Option shall be assignable or transferable by the Grantee, except by will or by the laws of descent and distribution.  Following a Grantee’s death, the Option shall be exercisable to the extent provided in Section 6.7 below.

  6.7           Effect of Termination of Service on Option Exercisability.

  (a)   Time of Service.  No Option granted under this Plan may be exercised before the Grantee’s completion of such period of service as may be specified by the Committee in the Award Agreement.  Thereafter, or if no such period is specified, subject to the provisions of subsections (b), (c), (d), (e) and (f) of this Section 6.7, the Grantee may exercise the Option in full or in part at any time until expiration of the Option.

  (b)   Continued Employment. A Grantee cannot exercise an Option granted under this Plan unless, at the time of exercise, he has been continuously employed by the Corporation since the date such Option was granted.  The Committee may decide in each case to what extent bona fide leaves of absence for illness, temporary disability, government or military service, or other reasons will not be deemed to interrupt continuous employment.

  (c)   Termination of Service.  If a Grantee ceases to be an Employee or Director, except as provided in subsections (d), (e), (f) and (g) of this Section 6.7, the Option, to the extent unexercised and exercisable on the date of his or termination of employment or service, may be exercised by the Grantee within such period of time as is determined by the Committee and specified in the Award Agreement (but no later than the stated expiration date of the Option).

  (d)   Retirement.  Except as otherwise provided by the Committee in the grant of an Option, if a Grantee ceases to be an Employee or Director as a result of retirement, the Option, to the extent unexercised and exercisable on the date of his or her retirement, may be exercised by the Grantee at any time prior to the expiration of three (3) months after the date on which he or she ceases to be an Employee or Director (but no later than the stated expiration date of the Option).  An Employee or Director shall be regarded as retired if he terminates employment or service after his or her sixty-fifth (65th) birthday.

  (e)   Disability.  Except as otherwise provided by the Committee in the grant of an Option, if the Grantee’s employment or service with the Corporation is terminated because of the Disability of the Grantee, the Option, to the extent unexercised and exercisable on the date on which the Grantee’s employment or service terminated, may be exercised by the Grantee (or the Grantee’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Grantee’s service terminated, but in any event not later than the stated expiration date of the Option.

  (f)   Death.  Except as otherwise provided by the Committee in the grant of an Option, if the Grantee’s employment or service with the Corporation is terminated because of the death of the Grantee, the Option, to the extent unexercised and exercisable on the date on which the Grantee’s employment or service terminated, may be exercised by the Grantee’s legal representative or other person who acquired the right to exercise the Option by reason of the Grantee’s death at any time prior to the expiration of twelve (12) months after the date on which the Grantee’s employment or service terminated, but in any event no later than the stated expiration date of the Option.

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  (g)   Termination After Transfer of Control.  Except as otherwise provided by the Committee in the grant of an Option, if the Grantee’s employment or service with the Corporation terminates by reason of Termination After Transfer of Control (as defined in Section 6.8 hereof), (i) the Option may be exercised by the Grantee at any time prior to the expiration of three (3) months from the date on which the Grantee’s employment or service terminated, but in any event no later than the stated expiration date of the Option, and (ii) notwithstanding any other provision of the Award Agreement or this Plan to the contrary, the Grantee shall be deemed to have vested one hundred percent (100%) as of the date of such Termination After Transfer of Control.

  6.8           Termination After Transfer of Control.

  (a)   “Termination After Transfer of Control” shall mean either of the following events occurring after a Transfer of Control:

  (i)   termination by the Corporation of the Grantee’s employment or service with Corporation, within twelve (12) months following a Transfer of Control, for any reason other than Termination for Cause (as defined below); or

  (ii)   upon Grantee’s Constructive Termination (as defined below), the Grantee’s resignation from employment or service with the Corporation within twelve (12) months following the Transfer of Control.

Notwithstanding any provision herein to the contrary, Termination After Transfer of Control shall not include any termination of the Grantee’s employment or service with the Corporation which: (i) is a Termination for Cause (as defined below); (ii) is a result of the Grantee’s death or Disability; (iii) is a result of the Grantee’s voluntary termination of employment or service other than upon Constructive Termination (as defined below); or (iv) occurs prior to the effectiveness of a Transfer of Control.

  (b)           “Termination for Cause” shall mean termination by the Corporation of the Grantee’s employment or service with the Corporation for any of the following reasons: (i) theft, dishonesty, or falsification of any employment or Corporation records; (ii) improper use or disclosure of the Corporation’s confidential or proprietary information; (iii) the Grantee’s failure or inability to perform any reasonable assigned duties after written notice from the Corporation of, and a reasonable opportunity to cure, such continued failure or inability; (iv) any material breach by the Grantee of any employment agreement between the Grantee and Corporation, which breach is not cured pursuant to the terms of such agreement; or (v) the Grantee’s conviction of any criminal act which, in the Corporation’s sole discretion, impairs Grantee’s ability to perform his or her duties with Corporation.  Termination for Cause pursuant to the foregoing shall be determined in the sole but reasonably exercised discretion of the Corporation.

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  (c)   “Constructive Termination” shall mean any one or more of the following:

  (i)   without the Grantee’s express written consent, the assignment to the Grantee of any duties, or any limitation of the Grantee’s responsibilities, substantially inconsistent with the Grantee’s positions, duties, responsibilities and status with the Corporation immediately prior to the date of a Transfer of Control;

  (ii)   without the Grantee’s express written consent, the relocation of the principal place of the Grantee’s employment to a location that is more than fifty (50) miles from the Grantee’s principal place of employment immediately prior to the date of a Transfer of Control, or the imposition of travel requirements substantially more demanding of the Grantee than such travel requirements existing immediately prior to the date of a Transfer of Control;

  (iii)   any failure by the Corporation to pay, or any material reduction by the Corporation of, (A) the Grantee’s base salary in effect immediately prior to the date of the Transfer of Control (unless reductions comparable in amount an duration are concurrently made for all other employees of the Corporation with responsibilities, organizational level and title comparable to the Grantee’s), or (B) the Grantee’s bonus compensation, if any, in effect immediately prior to the date of the Transfer of Control (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by the Grantee); or

  (iv)   any failure by the Corporation to (A) continue to provide the Grantee with the opportunity to participate, on terms no less favorable than those in effect for the benefit of any employee group which customarily includes a person holding the employment position or a comparable position with Corporation then held by the Grantee, in any benefit or compensation plans and programs, including, but not limited to, the Corporation’s life, disability, health, dental, medial, savings, profit sharing, stock purchase and retirement plans, if any, in which the Grantee was participating immediately prior to the date of the Transfer of Control, or their equivalent, or (B) provide the Grantee with all other fringe benefits (or their equivalent) from time to time in effect for the benefit of any employee group which customarily includes a person holding the employment position or a comparable position with the Corporation then held by the Grantee.

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7.           Stock Appreciation Rights (SARs).

  7.1   General.  SARs shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish.  No Employee or Director shall be granted in any calendar year SARs covering more than five hundred thousand (500,000) shares of Stock.  The limitation described in this Section 7 shall be adjusted proportionately in connection with any change in the Corporation’s capitalization as described in Section 4.2 of the Plan.  If a SAR is canceled in the same calendar year in which it was granted, the canceled SAR will be counted against the limitation described in this Section 7.  Award Agreements may incorporate all or any of the terms of the Plan by reference, and shall include such terms and conditions as shall be determined by the Committee in its sole discretion, including, without limitation, provisions relating to exercise price, vesting and exercisability.  Upon exercise of a SAR, the Grantee shall be entitled to receive payment from the Corporation in an amount determined by multiplying:

              (a)           the excess of the Fair Market Value of a share of Stock on the date of exercise over the SAR exercise price; by

              (b)           the number of shares of Stock with respect to which the SAR is exercised;

provided, that the Committee may provide in the Award Agreement that the benefit payable on exercise of an SAR shall not exceed such percentage of the Fair Market Value of a Share on the effective date of grant of such SAR as the Committee shall specify.  As determined by the Committee, the payment upon exercise of an SAR may be in cash, in shares of Stock that have an aggregate Fair Market Value (as of the date of exercise of the SAR) equal to the amount of the payment, or in some combination thereof, as set forth in the Award Agreement.

  7.2   Effect of Termination of Service on SAR Exercisability.

  (a)   Time of Service.  No SAR granted under this Plan may be exercised before the Grantee’s completion of such period of service as may be specified by the Committee in the Award Agreement.  Thereafter, or if no such period is specified, subject to the provisions of subsections (b), (c), (d), (e) and (f) of this Section 7.2, the Grantee may exercise the SAR in full or in part at any time until expiration of the SAR.

  (b)   Continued Employment. A Grantee cannot exercise a SAR granted under this Plan unless, at the time of exercise, he has been continuously employed by the Corporation since the date such SAR was granted.  The Committee may decide in each case to what extent bona fide leaves of absence for illness, temporary disability, government or military service, or other reasons will not be deemed to interrupt continuous employment.

  (c)   Termination of Service.  If a Grantee ceases to be an Employee or Director, except as provided in subsections (d), (e), (f) and (g) of this Section 7.2, the SAR, to the extent unexercised and exercisable on the date of his or termination of employment or service, may be exercised by the Grantee within such period of time as is determined by the Committee and specified in the Award Agreement (but no later than the stated expiration date of the SAR).

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  (d)   Retirement.  Except as otherwise provided by the Committee in the grant of a SAR, if a Grantee ceases to be an Employee or Director as a result of retirement, the SAR, to the extent unexercised and exercisable on the date of his or her retirement, may be exercised by the Grantee at any time prior to the expiration of three (3) months after the date on which he or she ceases to be an Employee or Director (but no later than the stated expiration date of the SAR).  An Employee or Director shall be regarded as retired if he terminates employment or service after his or her sixty-fifth (65th) birthday.

  (e)   Disability.  Except as otherwise provided by the Committee in the grant of a SAR, if the Grantee’s employment or service with the Corporation is terminated because of the Disability of the Grantee, the SAR, to the extent unexercised and exercisable on the date on which the Grantee’s employment or service terminated, may be exercised by the Grantee (or the Grantee’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Grantee’s service terminated, but in any event not later than the stated expiration date of the SAR.

  (f)   Death.  Except as otherwise provided by the Committee in the grant of a SAR, if the Grantee’s employment or service with the Corporation is terminated because of the death of the Grantee, the SAR, to the extent unexercised and exercisable on the date on which the Grantee’s employment or service terminated, may be exercised by the Grantee’s legal representative or other person who acquired the right to exercise the SAR by reason of the Grantee’s death at any time prior to the expiration of twelve (12) months after the date on which the Grantee’s employment or service terminated, but in any event no later than the stated expiration date of the SAR.

  (g)   Termination After Transfer of Control.  Except as otherwise provided by the Committee in the grant of a SAR, if the Grantee’s employment or service with the Corporation terminates by reason of Termination After Transfer of Control (as defined in Section 6.8 hereof), (i) the SAR may be exercised by the Grantee at any time prior to the expiration of three (3) months from the date on which the Grantee’s employment or service terminated, but in any event no later than the stated expiration date of the SAR, and (ii) notwithstanding any other provision of the Award Agreement or this Plan to the contrary, the Grantee shall be deemed to have vested one hundred percent (100%) as of the date of such Termination After Transfer of Control.

8.           Stock Grants.  Each Stock Grant granted to an Employee or Director shall be evidenced by an Award Agreement that shall set forth, as determined by the Committee in its sole discretion, the conditions, if any, which will need to be timely satisfied before the grant will be effective and the conditions, if any, under which the Grantee’s interest in the related shares of Stock will be forfeited.  If the Grantee’s employment or service with the Corporation terminates by reason of Termination After Transfer of Control (as defined in Section 6.8 hereof), the Stock Grant shall be deemed to have vested one hundred percent (100%) as of the date of such Transfer After Termination of Control.

           8.1   Authorization to Grant Stock Grants.  Subject to the terms and conditions of the Plan, the Committee may grant Stock Grants to Employees or Directors from time to time.  Each Stock Grant shall be evidenced by an Award Agreement that shall set forth the conditions, if any, which will need to be timely satisfied before the Stock Grant will be effective and the conditions, if any, under which the Grantee’s interest in the related shares of Stock will be forfeited.  No more than five hundred thousand (500,000) shares of Stock may be granted pursuant to Stock Grants to an individual Grantee in any calendar year.

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           8.2   Code Section 162(m) Provisions.

(a)    Notwithstanding any other provision of the Plan, if the Compensation Committee of the Board (the “Compensation Committee”) determines at the time a Stock Grant is granted to a Grantee that such Grantee is, or may be as of the end of the tax year for which the Company would claim a tax deduction in connection with such Stock Grant, a “covered employee” within the meaning of Section 162(m)(3) of the Code, and to the extent the Compensation Committee considers it desirable for compensation delivered pursuant to such Stock Grant to be eligible to qualify for an exemption from the limit on tax deductibility of compensation under Section 162(m) of the Code, then the Compensation Committee may provide that this Section 8(b) is applicable to such Stock Grant under such terms as the Compensation Committee shall determine.

(b)    If a Stock Grant is subject to this Section 8(b), then the lapsing of restrictions thereon and the distribution of shares of Stock pursuant thereto, as applicable, shall be subject to satisfaction of one, or more than one, objective performance targets. The Compensation Committee shall determine the performance targets that will be applied with respect to each Stock Grant subject to this Section 8(b) at the time of grant, but in no event later than ninety (90) days after the commencement of the period of service to which the performance target(s) relate.  Performance targets may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Grantee or the Subsidiary, division, department or function within the Corporation or Subsidiary in which the Grantee is employed. Performance may be measured on an absolute or relative basis. The performance criteria applicable to Stock Grants subject to this Section 8(b) will be one or more of the following criteria: (A) stock price; (B) market share; (C) sales; (D) earnings per share, core earnings per share or variations thereof; (E) return on equity; (F) costs; (G) revenue; (H) cash to cash cycle; (I) days payables outstanding; (J) days of supply; (K) days sales outstanding; (L) cash flow; (M) operating income; (N) profit after tax; (O) profit before tax; (P) return on assets; (Q) return on sales; (R) inventory turns; (S) invested capital; (T) net operating profit after tax; (U) return on invested capital; (V) total shareholder return; (W) earnings; (X) return on equity or average shareowners’ equity; (Y) total shareowner return; (Z) return on capital; (AA) return on investment; (BB) income or net income; (CC) operating income or net operating income; (DD) operating profit or net operating profit; (EE) operating margin; (FF) return on operating revenue; (GG) contract awards or backlog; (HH) overhead or other expense reduction; (II) growth in shareowner value relative to the moving average of the S&P 500 Index or a peer group index; (JJ) credit rating; (KK) strategic plan development and implementation; (LL) net cash provided by operating activities; (MM) gross margin; (NN) economic value added; (OO) customer satisfaction; (PP) financial return ratios; and/or (QQ) market performance.

(c)    Notwithstanding any contrary provision of the Plan, the Compensation Committee may not increase the number of shares granted pursuant to any Stock Grant subject to this Section 8(b), nor may it waive the achievement of any performance target established pursuant to this Section 8(b).  The Compensation Committee may adjust performance targets and the related level of achievement if, in the sole judgment of the Compensation Committee, extraordinary events or transactions have occurred after the date of grant that are unrelated to the performance of the Grantee and result in distortion of the performance targets or the related level of achievement.

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(d)    Prior to the payment of any Stock Grant subject to this Section 8(b), the Compensation Committee shall certify in writing that the performance target(s) applicable to such Stock Grant was met.

(e)    The Compensation Committee shall have the power to impose such other restrictions on Stock Grants subject to this Section 8(b) as it may deem necessary or appropriate to ensure that such Stock Grants satisfy all requirements for “performance-based compensation” within the meaning of Code section 162(m)(4)(C) of the Code, the regulations promulgated thereunder, and any successors thereto.

9.           Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or a committee thereof or as officers or employees of the Corporation, members of the Board, the Committee and any officers or employees of the Corporation to whom authority to act for the Board or Committee is delegated shall be indemnified by the Corporation against all reasonable expenses, including attorneys’ fees, incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan, Award, or any right granted hereunder, and against all amounts in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Corporation, in writing, the opportunity at its own expense to handle and defend the same.  Without limiting the generality of the foregoing, the Corporation shall pay the expenses (including reasonable attorneys’ fees) of defending any such claim, action, suit or proceeds in advance of its final disposition, upon receipt of such person’s written agreement to repay all amounts advanced if it should ultimately be determined that such person is not entitled to be indemnified under this Section 9.

10.        Termination or Amendment of Plan.  The Committee, without further approval of the stockholders of the Corporation, may terminate or amend this Plan at any time in any respect as the Committee deems advisable, subject to any required shareholder or regulatory approval and to any conditions established by the terms of such amendment.  In any event, no termination or amendment of the Plan may adversely affect any then outstanding Award or any unexercised portion thereof without the consent of the Grantee, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law or government regulation.

11.        Dissolution of Corporation.  Upon the dissolution of the Corporation, the Plan shall terminate and any and all Awards previously granted hereunder shall lapse on the date of such dissolution.

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12.        Rights as Stockholders.  No Grantee, nor any beneficiary or other person claiming through an Grantee, shall have any interest in any shares of Stock allocated for the purposes of the Plan or that are subject to an Award until such shares of Stock shall have been issued to the Grantee or such beneficiary or other person.  Furthermore, the existence of the Awards shall not affect the right or power of the Corporation or its stockholders to make adjustments, or to effect any recapitalization, reorganization, or other changes in the Corporation’s capital structure or its business; to issue bonds, debentures, preferred or prior preference stocks affecting the Stock of the Corporation or the rights thereof; to dissolve the Corporation or sell or transfer any part of its assets or business; or to do any other corporate act, whether of a similar character or otherwise.

13.        Application of Funds.  The proceeds received by the Corporation from the sale of Stock pursuant to Options granted under this Plan will be used for general corporate purposes.

14.        Choice of Law.  The validity, interpretation, and administration of the Plan and of any rules, regulations, determinations, or decisions made thereunder, and the rights of any and all person having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the internal laws of the State of Florida.  Without limiting the generality of the foregoing, the period within which any action in connection with Plan must be commenced shall be governed by the internal laws of the State of Florida without regard to the place where the act or omission complained of took place or the resident of any party to such action.  Any action in connection with the Plan must be brought in the State of Florida, County of Hillsborough.

15.        Number and Gender.  Unless otherwise clearly indicated in this Plan, words in the singular or plural shall include the plural and singular, respectively, where they would so apply, and words in the masculine or neuter gender shall include the feminine, masculine or neuter gender where applicable.

16.        Shareholder Approval.  The Plan or any increase in the maximum number of shares of Stock issuable thereunder as provided in Section 4.1 hereof (the “Maximum Shares”) shall be approved by the stockholders of the Corporation within twelve (12) months of the date of adoption thereof by the Board.  Awards granted prior to shareholder approval of the Plan or in excess of the Maximum Shares previously approved by the stockholders shall become exercisable no earlier than the date of shareholder approval of the Plan or such increase in the Maximum Shares, as the case may be.

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APPENDIX A

BROWN & BROWN, INC.
UK STOCK PERFORMANCE PLAN

Brown & Brown, Inc., a corporation organized under the laws of the State of Florida, establishes, as a sub-plan of the Brown & Brown, Inc. 2010 Stock Incentive Plan, this UK Stock Performance Plan for the purposes of attracting and retaining Key Employees in the UK, providing an incentive for Key Employees in the UK to achieve long-range performance goals, and enabling Key Employees in the UK to share in the successful performance of the stock of Brown & Brown, Inc., as measured against pre-established performance goals.

ARTICLE I – DEFINITIONS AND INTERPRETATION

1.01   Award means a conditional right to acquire Stock granted pursuant to Article VI of this Plan under which the Key Employee shall not have any beneficial interest in that Stock until such time as the Award is Released to the Key Employee pursuant to Section 6.06 of this Plan.

1.02           Award Certificate means a certificate confirming an Award made to a Key Employee under this Plan.

1.03           Award Effective Date means the date on which an Award to a Key Employee becomes effective.  An Award shall be effective (i) as of the date set by the Committee when the Award is granted or, (ii) if the Award is made subject to one, or more than one, condition under Section 6.03 of this Plan, as of the date that such condition or conditions are satisfied.

1.04           Award Release Date means the date on which Vested Stock is Released to the Key Employee.

1.05   Board means the Board of Directors of Brown & Brown, Inc.

1.06           Bonus means a cash amount in sterling equal to the aggregate of the dividends that would have been declared during the period between the Award Effective Date and the Award Release Date and payable to the Key Employee in respect of the Stock Released to the Key Employee pursuant to the relevant Award had that Stock been Released to the Key Employee on the Award Effective Date rather than the Award Release Date. Where such dividends would have been paid in US dollars the Committee shall convert such amounts into a sterling amount by reference to the exchange rate on the Award Release Date, such rate on that date to be determined by the Committee in its sole and absolute discretion.

1.07           Change in Control means (i) the acquisition of the power to direct, or cause the direction of, the management and policies of the Company by a person not previously possessing such power, acting alone or in conjunction with others, whether through ownership of Stock, by contract or otherwise, or (ii) the acquisition, directly or indirectly, of the power to vote twenty percent or more of the outstanding Stock by a person or persons.  For purposes of this Section 1.07, the term “person” means a natural person, corporation, partnership, joint venture, trust, government or instrumentality of a government.  Also for purposes of this Section 1.07, customary agreements with or among underwriters and selling group members with respect to a bona fide public offering of Stock shall be disregarded.

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1.08           Code means the Internal Revenue Code of 1986, as amended.

1.09           Committee means the Compensation Committee of the Board or, if the Compensation Committee at any time has less than three members, a committee that shall have at least three members, each of whom shall be appointed by and shall serve at the pleasure of the Board.

1.10           Company means Brown & Brown, Inc., a corporation organized under the laws of the State of Florida.

1.11           Disability means a physical or mental condition of a Key Employee resulting from bodily injury, disease or mental disorder that renders him or her incapable of engaging in any occupation or employment for wage or profit.  Disability does not include any physical or mental condition resulting from the Key Employee’s engagement in a felonious act, self-infliction of an injury, or performance of military service.  Disability of a Key Employee shall be determined by a properly qualified doctor selected by the Committee in its sole and absolute discretion.

1.12           Grant Date means the date on which the Award is granted, subject to the discretion of the Committee to determine that the Grant Date of an Award granted to an Original Employee in 2010 shall be April 30, 2008.

1.13           Group Company means the Company and any subsidiary of the Company (as defined in section 1159 of the Companies Act 2006).

1.14           Key Employee means a full time, salaried employee (including an executive director) of a Group Company who, in the judgment of the Committee acting in its sole and absolute discretion, is a key to the successful operation of the Company.

1.15           Original Employee means a Key Employee who was employed by a Group Company as of April 30, 2008.

1.16           Ownership Change Event means the occurrence of any of the following with respect to the Company:

   (a)   the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock or beneficial ownership of the Company;

   (b)   a merger or consolidation in which the Company is a party; or

   (c)   the sale, exchange, or transfer of all or substantially all of the assets of the Company.

1.17           Plan means this UK Stock Performance Plan.

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1.18           Proportionate Number means the result of A x (B ÷15) where A is the aggregate number of shares of Stock in respect of which the Award has become effective and B is the number of Years of Vesting Service for a Group Company which have been completed by the Key Employee.

1.19           Release means the issue or transfer of Vested Stock to the Key Employee pursuant to Section 6.06 and “Released” shall be construed accordingly.

1.20           Stock means the common stock, $0.10 par value, of the Company.

1.21           Tax means all forms of taxation, charge, duty, withholding or deduction in the nature of tax (including without limitation primary Class 1 national insurance contributions and, if so determined by the Committee, secondary Class 1 national insurance contributions) whatsoever and whenever created, enacted or imposed and whether of the United Kingdom or elsewhere and any amount whatever payable to any Tax Authority as a result of any enactment relating to tax together with all related fines, penalties, interest and surcharges.

1.22           Tax Authority means any statutory or governmental authority or body (whether of the United Kingdom or elsewhere) involved in the collection or administration of Tax.

1.23           Tax Liability means the liability of a Group Company or the trustee or trustees of any relevant employee share ownership trust to account for any amount of Tax in relation to the Vesting or Release of an Award.

1.24           Transfer of Control means an Ownership Change Event or a series of related Ownership Change Events (collectively, the “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the “Transferee Corporation(s)”), as the case may be.  For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporation which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations.  The Committee shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

1.25           Vest means the Key Employee becoming entitled to have the Vested Stock Released to him or her and “Vesting” and “Vested” shall be construed accordingly.

1.26           Vested Stock means those shares of Stock in respect of which an Award has Vested.

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1.27           Year of Vesting Service means, with respect to each Award, a twelve consecutive month period measured from the Grant Date of the Award and each successive twelve consecutive month period measured from each anniversary of such Grant Date for that Award.

Any reference in this Plan to any enactment includes a reference to that enactment as from time to time modified, extended or re-extended.

ARTICLE II - ELIGIBILITY

Only Key Employees shall be eligible to receive Awards under this Plan.  The Committee, in its sole and absolute discretion, shall determine the Key Employees to whom Awards shall be granted.  A member of the Committee is not eligible to be granted an Award during the period he or she serves on the Committee.

ARTICLE III - STOCK AVAILABLE FOR AWARDS

The Company shall reserve 5,953,543 shares of Stock for use under this Plan.  All such shares of Stock shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock that have been reacquired by the Company.  Furthermore, any shares of Stock that are subject to an Award which is forfeited under Section 6.02, 6.03 or 6.04 of this Plan shall again become available for use under this Plan.

ARTICLE IV - EFFECTIVE DATE

This Plan shall be effective on the date it is adopted by the Board, subject to the approval of the shareholders of the Company within twelve months after the date of adoption of this Plan by the Board.  Any Award granted under this Plan before the date of such shareholder approval shall be awarded expressly subject to such approval.

ARTICLE V - ADMINISTRATION

This Plan shall be administered by the Committee.  The Committee, acting in its sole and absolute discretion, shall exercise such powers and take such action as expressly called for under this Plan.  Furthermore, the Committee shall have the power to interpret this Plan and to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company with respect to each affected Key Employee and each other person directly or indirectly affected by such action.  Nothing in this Article V shall affect or impair the Board’s power to take the actions reserved to it in this Plan.

ARTICLE VI - STOCK AWARDS

6.01           Committee Action.  The Committee shall have the right to grant Awards to Key Employees under this Plan.  Each Award shall be evidenced by an Award Certificate, and each Award Certificate shall set forth the Grant Date of the Award, the conditions under which the Award will become effective and the conditions under which the Award shall Vest.

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6.02           No Transfer of Awards. An Award granted to a Key Employee shall not be transferred, assigned, pledged, charged or otherwise disposed of by the Key Employee (except on his or her death to his or her personal representatives) and shall immediately be forfeited if the Key Employee purports to so transfer, assign, pledge, charge or otherwise dispose of the Award or if the Key Employee is declared bankrupt, or enters into any arrangement with his or her creditors under any formal insolvency procedure.

6.03           Conditions for Awards.  The Committee shall make Awards to Key Employees effective only upon the satisfaction of one, or more than one, objective performance targets.  The Committee shall determine the performance targets which will be applied with respect to each grant of an Award at the time of grant of such Award, but in no event later than ninety (90) days after the commencement of the period of service to which the performance targets relate.  The performance criteria applicable to Awards will be one or more of the following criteria:

(a)           Stock price;

(b)           average annual growth in earnings per share;

(c)           increase in shareholder value;

(d)           earnings per share;

(e)           net income;

(f)           return on assets;

(g)           return on shareholders’ equity;

(h)           increase in cash flow;

(i)            operating profit or operating margins;

(j)            revenue growth of the Company; and

(k)           operating expenses.

For the avoidance of doubt, the Committee shall have the discretion to determine the performance targets applicable to an Award granted to an Original Employee in 2010 as if the Award had been granted on April 30, 2008.

The related Award Certificate shall set forth each such target and the deadline for satisfying each such target.  Where a target is satisfied the Committee shall certify in writing that such target has been satisfied. The shares of Stock underlying an Award shall be unavailable under Article III of this Plan as of the date on which such Award is granted.  If an Award fails to become effective under this Section 6.03, the underlying shares of Stock subject to such Award shall again become available under Article III of this Plan as of the date of such failure to become effective.  An Award or Awards may not be granted to a Key Employee in any calendar year over more than 500,000 shares of Stock in aggregate.

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6.04           Conditions for Vesting of Awards.  Subject to the provisions of Article IX and Article XII of this Plan, an Award which has become effective upon the satisfaction of any conditions for the grant specified by the Committee pursuant to Section 6.03 shall Vest upon the Key Employee’s completion of fifteen Years of Vesting Service for a Group Company.  Subject to the provisions of Article IX of this Plan, if the Key Employee’s employment with a Group Company terminates to the effect that he or she is no longer employed by any Group Company before his or her completion of fifteen Years of Vesting Service for a Group Company, the Key Employee’s Award shall be forfeited unless:

       (a)   the Key Employee’s employment with the Group Company terminates on or after the Award Effective Date in circumstances where the Committee is satisfied that the Key Employee has no intention of taking paid employment elsewhere at any time in the future in which case, subject to the provisions of Article XII of this Plan, the Award shall Vest on the date of termination in respect of the Proportionate Number of shares of Stock and shall be forfeited in respect of the remaining shares of Stock subject to the Award;

       (b)   the Key Employee’s employment with the Group Company terminates as a result of his or her death or Disability in which case, subject to the provisions of Article XII of this Plan, the Award shall Vest in full on the date of termination; or

       (c)   the Committee, in its sole and absolute discretion, waives the conditions described in this Section 6.04 in which case, subject to the provisions of Article XII of this Plan, the Award shall Vest in accordance with the Committee’s determination in its sole and absolute discretion.

6.05           Dividends and Voting Rights. For the avoidance of doubt, a Key Employee shall not be entitled to receive dividends declared or paid, or to exercise voting rights or any other right, in relation to Stock subject to an Award in respect of any period prior to the Release of the Stock to the Key Employee.

6.06           Release of Stock.  On or as soon as reasonably practicable after an Award has Vested the Company will issue, transfer or procure the transfer to the Key Employee the relevant number of shares of Stock in respect of which the Award has Vested. The certificate representing shares of Stock Released pursuant to the Award shall be transferred to the Key Employee as soon as practicable after the Award Release Date. For the avoidance of doubt, the Key Employee shall have no entitlement in relation to rights attaching to the shares of Stock until the shares have been issued or transferred to the Key Employee pursuant to this Section 6.06.

6.07           Cash Bonus Representing Dividends. Within 30 days of the Release of an Award the Company or another Group Company shall pay the Bonus to the relevant Key Employee, subject to deduction of any applicable Tax (which, for the avoidance of doubt, shall not include secondary Class 1 national insurance contributions for this purpose).

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ARTICLE VII - SECURITIES REGISTRATION

Each Award Certificate shall provide that, upon the receipt of shares of Stock pursuant to the Release of an Award, the Key Employee shall, if so requested by the Company, hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement signed by the Key Employee satisfactory to the Company to that effect.  With respect to Stock issued pursuant to this Plan, the Company at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Stock to a Key Employee under the Securities Act of 1933 or under any other applicable securities laws or to qualify such Stock for an exemption under any such laws prior to the issuance of such Stock to a Key Employee.  Notwithstanding the foregoing, the Company shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such Stock by a Key Employee.

ARTICLE VIII - ADJUSTMENT

The Board, in its sole and absolute discretion, may, but shall not be required to, adjust the number of shares of Stock reserved under Article III of this Plan, the annual grant limit set forth in Section 6.03 of this Plan (to the extent permitted by the rules relating to the qualified performance-based compensation exemption from the limit on tax deductibility of compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)), and shares of Performance Stock theretofore granted in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as Stock dividends or Stock splits.  If any adjustment under this Article VIII would create a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved or granted under this Plan shall be the next lower number of shares of Stock, rounding all fractions downward.  An adjustment made under this Article VIII by the Board shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the number of shares reserved under Article III within the meaning of Article X(a) of this Plan.

ARTICLE IX – TERMINATION AFTER TRANSFER OF CONTROL

9.01           Termination After Transfer of Control.  If the Key Employee’s employment with the Group Company terminates by reason of Termination After Transfer of Control (as defined in Section 9.02) then, subject to the provisions of Article XII of this Plan, the Award shall Vest in full on the date on the date of such Termination After Transfer of Control.

9.02           Definitions.

   (a)   “Termination After Transfer of Control” shall mean either of the following events occurring after a Transfer of Control:

    (i)   termination by a Group Company of the Key Employee’s employment with the Group Company, within twelve (12) months following a Transfer of Control, for any reason other than Termination for Cause (as defined below); or

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    (ii)   upon the Key Employee’s Constructive Termination (as defined below), the Key Employee’s resignation from employment with a Group Company within twelve (12) months following the Transfer of Control.

Notwithstanding any provision herein to the contrary, Termination After Transfer of Control shall not include any termination of the Key Employee’s employment with a Group Company which: (i) is a Termination for Cause (as defined below); (ii) is a result of the Key Employee’s death or Disability; (iii) is a result of the Key Employee’s voluntary termination of employment other than upon Constructive Termination (as defined below); or (iv) occurs prior to the effectiveness of a Transfer of Control.

           (b)           “Termination for Cause” shall mean termination by a Group Company of the Key Employee’s employment with the Group Company for any of the following reasons: (i) theft, dishonesty, or falsification of any employment or Group Company records; (ii) improper use or disclosure of a Group Company’s confidential or proprietary information; (iii) the Key Employee’s failure or inability to perform any reasonable assigned duties after written notice from a Group Company of, and a reasonable opportunity to cure, such continued failure or inability; (iv) any material breach by the Key Employee of any employment agreement between the Key Employee and a Group Company, which breach is not cured pursuant to the terms of such agreement; or (v) the Key Employee’s conviction of any criminal act which, in the Group Company’s sole discretion, impairs the Key Employee’s ability to perform his or her duties with the Group Company.  Termination for Cause pursuant to the foregoing shall be determined in the sole but reasonably exercised discretion of the Committee.

           (c)   “Constructive Termination” shall mean any one or more of the following:

    (i)   without the Key Employee’s express written consent, the assignment to the Key Employee of any duties, or any limitation of the Key Employee’s responsibilities, substantially inconsistent with the Key Employee’s positions, duties, responsibilities and status with the relevant Group Company immediately prior to the date of a Transfer of Control;

    (ii)   without the Key Employee’s express written consent, the relocation of the principal place of the Key Employee’s employment to a location that is more than fifty (50) miles from the Key Employee’s principal place of employment immediately prior to the date of a Transfer of Control, or the imposition of travel requirements substantially more demanding of the Key Employee than such travel requirements existing immediately prior to the date of a Transfer of Control;

    (iii)   any failure by the relevant Group Company to pay, or any material reduction by the relevant Group Company of, (A) the Key Employee’s base salary in effect immediately prior to the date of the Transfer of Control (unless reductions comparable in amount an duration are concurrently made for all other employees of the relevant Group Company with responsibilities, organizational level and title comparable to the Key Employee’s), or (B) the Key Employee’s bonus compensation, if any, in effect immediately prior to the date of the Transfer of Control (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by the Key Employee); or

25

    (iv)   any failure by the relevant Group Company to (A) continue to provide the Key Employee with the opportunity to participate, on terms no less favorable than those in effect for the benefit of any employee group which customarily includes a person holding the employment position or a comparable position with the relevant Group Company then held by the Key Employee, in any benefit or compensation plans and programs, including, but not limited to, the relevant Group Company’s life, disability, health, dental, medial, savings, profit sharing, stock purchase and retirement plans, if any, in which the Key Employee was participating immediately prior to the date of the Transfer of Control, or their equivalent, or (B) provide the Key Employee with all other fringe benefits (or their equivalent) from time to time in effect for the benefit of any employee group which customarily includes a person holding the employment position or a comparable position with the relevant Group Company then held by the Key Employee.

ARTICLE X - AMENDMENT OR TERMINATION

This Plan may be amended by the Board from time to time to the extent that the Board in its sole and absolute discretion deems necessary or appropriate.  Notwithstanding the foregoing, no amendment of this Plan shall be made absent the approval of the shareholders of the Company if the effect of the amendment is:

   (a)   to increase the number of shares of Stock reserved under Article III of this Plan;

   (b)   to change the class of employees of the Company eligible for Awards or to otherwise materially modify the requirements as to eligibility for participation in this Plan; or

   (c)   to modify the material terms of this Plan that must be approved by shareholders of the Company under the rules relating to the qualified performance-based compensation exemption from the limit on tax deductibility of compensation under Section 162(m) of the Code.

The Board in its sole and absolute discretion may suspend the granting of Awards under this Plan at any time and may terminate this Plan at any time.  Notwithstanding the foregoing, the Board shall not have the right to modify, amend or cancel any subsisting Award granted before such suspension or termination unless the Key Employee to whom the Award was granted consents in writing to such modification, amendment or cancellation, or there is a dissolution or liquidation of the Company or a transaction described in Article VIII or IX of this Plan.

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ARTICLE XI - TERM OF PLAN

No Awards will be granted under this Plan on or after the earlier of:

(a)   the twentieth anniversary of the effective date of this Plan, as determined under Article IV of this Plan, in which event this Plan otherwise thereafter shall continue in effect until all Awards granted under this Plan have been forfeited or have Vested and any Vested Stock has been Released; or

(b)   the date on which all of the Stock reserved under Article III of this Plan has, as a result of the Release of Awards, been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

ARTICLE XII - MISCELLANEOUS

12.01           Costs of the Plan. The cost of establishing and operating the Plan shall be borne by the Company but may be recharged to the relevant Group Companies on such arm’s length basis as is considered appropriate from time to time

12.02           No Contract of Employment.  Participation in the Plan is a matter separate from any contract of employment or other agreement and any benefit conferred by the Plan shall not be counted for pension or any other purpose. The rights and obligations of any individual under the terms of his office or employment with any Group Company will not be affected by his participation in the Plan and the Plan does not form part of any contract of employment between any individual and any Group Company. A Key Employee shall have no entitlement by way of compensation or damages resulting from the termination of the office or employment (for any reason and whether lawful or not) by virtue of which he is or may be eligible to participate in the Plan or for the loss or reduction of any right or benefit or prospective right or benefit under the Plan which he might otherwise have enjoyed whether the compensation is claimed for wrongful dismissal or otherwise.

12.03           Withholding.  No Award shall Vest unless the following conditions have been satisfied:

(a)   if the Vesting or Release of the Award would result in a Tax Liability then the Key Employee must have entered into arrangements satisfactory to the Committee to ensure that the relevant Group Company will receive the amount of such Tax Liability (including but not limited to the Key Employee authorizing the Group Company (or other person) upon the Release of the Award to sell or procure the sale of a sufficient number of Vested Stock subject to the Award to ensure that an appropriate sum is raised in order to discharge any Tax Liability); and

(b)   where the Committee determines that an election should be made pursuant to Section 431 of the Income Tax (Earnings and Pensions) Act 2003 in respect of the shares of Stock Released to the Key Employee, such election has been made or the Committee is satisfied that such election will be made within the applicable time limit.

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12.04           Governing Law.  The provisions of this Plan and any Award shall be governed by and interpreted in accordance with the laws of England and Wales and any Group Company and Key Employees shall submit to the exclusive jurisdiction of the Courts of England and Wales.

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ANNUAL MEETING OF SHAREHOLDERS OF

BROWN & BROWN, INC.

The Shores Resort
Atlantic Room
2637 South Atlantic Avenue
Daytona Beach, Florida 32118

Wednesday, April 28, 2010
9:00 a.m.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement and Annual Report to Shareholders
are available at www.proxy.bbinsurance.com

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach along perforated line and mail in the envelope provided. â

■ 21033000000000001000 6	042810

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1.	Election of Directors:						FOR	AGAINST	ABSTAIN
		NOMINEES:
☐	FOR ALL NOMINEES	O O O O O O O O O O	J. Hyatt Brown Samuel P. Bell, III Hugh M. Brown J. Powell Brown Bradley Currey, Jr. Theodore J. Hoepner Toni Jennings Wendell S. Reilly John R. Riedman Chilton D. Varner		2.	To approve the 2010 Stock Incentive Plan	☐	☐	☐

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES				3.	To ratify the appointment of Deloitte & Touche LLP as Brown & Brown, Inc.'s independent registered public accountants for the fiscal year ending December 31, 2010	☐	☐	☐

					In their discretion the Proxies are authorized to vote upon such other business as may properly come before the Meeting.
☐	FOR ALL EXCEPT (See instructions below)
					This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

					Persons who do not indicate attendance at the Annual Meeting on this proxy card may be required to present proof of stock ownership to attend.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to the name(s) of such nominee(s) as shown here: ●

						MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

■	■

☐	■

BROWN & BROWN, INC.

Proxy Solicited on Behalf of the Board of Directors for the
Annual Meeting of Shareholders to be Held April 28, 2010

    The undersigned hereby appoints Laurel L. Grammig and Cory T. Walker and each of them as proxies with full power of substitution, with all the powers the undersigned would possess if personally present, to vote all shares of Common Stock of Brown & Brown, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders and any adjournment(s) thereof.

(Continued and to be signed on the reverse side)

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